Exhibit 99.1

News Release

Contact:
Investors	Media
Steve Shriner	Barry Koling
(404) 827-6714	(404) 230-5268

For Immediate Release

January 23, 2008

SunTrust Reports Fourth Quarter 2007 Earnings

Results Reflect Industry Pressures: Credit Cycle & Market Valuation Write-Downs

ATLANTA — SunTrust Banks, Inc. (NYSE: STI) reported net income available to common shareholders of $1,603.7 million, or $4.55 per average common diluted share for 2007 compared to $2,109.7 million, or $5.82 per average common diluted share last year. The Company’s 2007 results were adversely impacted by declines in the market value of recently acquired asset-backed securities, as well as credit losses related to residential real estate loans. Increased delinquencies in mortgage-related loans and declines in home values have hampered the liquidity and value of assets tied to the residential real estate market. Net income available to common shareholders in the fourth quarter of 2007 was $3.3 million, down from $498.6 million in the fourth quarter of 2006. Net income per average common diluted share was $0.01 compared to $1.39 in the fourth quarter of 2006.

“Continued progress in implementing shareholder value-oriented initiatives at SunTrust was eclipsed in the fourth quarter by the impact of industry-wide pressures, notably rapid deterioration of the residential real estate market, the change in the credit cycle and consumer credit quality, and the resulting impact on liquidity in the financial markets,” said James M. Wells III, President and Chief Executive Officer of SunTrust. Mr. Wells noted that modest growth in net interest income, double-digit growth in several fee-related products, and disciplined expense management were not sufficient to overcome the losses resulting from the deterioration in the credit markets.

Despite the very difficult operating environment, the Company continues to make considerable progress on the E2 Efficiency and Productivity Program. The estimated gross cost savings in 2007 were $215 million, which is 119% of the revised goal of $181 million and significantly above the original $135 million target. The Company continues to realize savings as a result of the E2 initiatives and is well positioned going into 2008 to continue to more efficiently utilize resources while enhancing the overall customer service experience for clients.

Market Valuation Losses

In aggregate, the Company recorded net market valuation losses of $555 million during the quarter. The Company recorded approximately $510 million in market valuation losses related to securities that were purchased during the fourth quarter from certain money market funds that are managed by Trusco Capital Management, a subsidiary of the Company, as well as Three Pillars Funding LLC, a multi-seller commercial paper conduit sponsored by the Company. At the time of purchase, these securities were predominantly AAA or AA-rated, short dated residential mortgage-backed securities, Structured Investment Vehicles (“SIVs”), and corporate and consumer collateralized debt obligations. These mark-downs reflect the lack of liquidity in the market for these securities, deterioration in the credit quality of the underlying assets, and/or the fact that the respective investment vehicle has entered restructuring proceedings. The Company also recognized in the fourth quarter approximately $45 million in net market valuation losses related to its trading and securitization assets, mortgage loan valuation write-downs, and a net write-up in SunTrust corporate debt. Also significantly impacting the fourth quarter was $356.8 million in provision for loan losses, which was driven by deterioration in the residential real estate market.

The full year results include approximately $700 million in market valuation losses related to the asset-backed securities, the mortgage loan warehouse, and the capital markets warehouse and residual interests, net of market valuation gains on the Company’s debt carried at fair value.

Financial Highlights

	4th Quarter 2007	4th Quarter 2006		Full Year 2007	Full Year 2006	Change
			Change
Income Statement
(Dollars in millions, except per share data)

Net income available to common shareholders	$3.3	$498.6	(99.3)%	$1,603.7	$2,109.7	(24.0)%
Net income per average common diluted share	0.01	1.39	(99.3)%	4.55	5.82	(21.8)%
Total revenue – fully taxable-equivalent	1,770.8	2,067.8	(14.4)%	8,250.9	8,216.8	0.4%
Provision for loan losses	356.8	115.8	NM	664.9	262.5	NM
Noninterest income	576.0	882.6	(34.7)%	3,428.7	3,468.4	(1.1)%
Noninterest expense	1,455.3	1,233.8	18.0%	5,233.8	4,879.9	7.3%

Net interest margin	3.13%	2.94%	19 bps	3.11%	3.00%	11 bps
Balance Sheet
(Dollars in billions)
Average loans	$121.1	$121.4	(0.2)%	$120.1	$119.6	0.4%
Average consumer and commercial deposits	99.6	98.6	1.1%	98.0	97.2	0.9%

Capital
Tier 1 capital ratio (1)	7.00%	7.72%
Total average shareholders’ equity to total average assets	10.30%	9.96%
Tangible equity to tangible assets	6.28%	6.03%

Asset Quality
Net charge-offs to average loans (annualized)	0.55%	0.52%		0.35%	0.21%
Nonperforming loans to total loans	1.19%	0.44%

(1) Current period Tier 1 capital ratio is estimated as of the earnings release date. NM – Not meaningful. Those changes over 100% were not considered to be meaningful.

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Net market valuation losses and an increase in provision for loan losses adversely impacted fourth quarter income resulting in a pre-tax loss of $68.6 million. Net income available to common shareholders was $3.3 million.

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For the fourth quarter, fully taxable-equivalent total revenue decreased $297.0 million, or 14.4%. The $555 million in net market valuation losses recognized in the fourth quarter were partially offset by growth in net interest income, fee-related noninterest income, and real estate related gains.

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Fully taxable-equivalent net interest income increased 0.8% in the fourth quarter over the same quarter last year and 1.6% in 2007 over 2006 due to balance sheet management strategies that the Company implemented in 2006 and 2007.

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Fourth quarter 2007 noninterest income declined $306.6 million, or 34.7%, due to the net market valuation adjustments of approximately $555 million. The decline was partially offset by strong growth in service charges on deposits, retail investment services, card fees, and mortgage servicing income.

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Total average loans in the fourth quarter were flat compared to the fourth quarter of 2006 due to the Company’s balance sheet management strategies implemented in 2007, but increased $1.5 billion, or 1.3%, compared to the third quarter of 2007.

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Total average consumer and commercial deposits increased $1.1 billion, or 1.1%, compared to the fourth quarter of 2006 and $2.9 billion, or 3.0%, compared to the third quarter of 2007. The increase was primarily in interest bearing categories.

CONSOLIDATED FINANCIAL PERFORMANCE

Revenue

Fully taxable-equivalent total revenue was $1,770.8 million for the fourth quarter of 2007, down $297.0 million, or 14.4%, compared to the fourth quarter of 2006. The decline was primarily attributable to $555 million in net market valuation losses related to the write-down of certain asset-backed securities, as well as mortgage loan warehouse and trading and securitization assets. These net market valuation losses were partially offset by growth in net interest income, fee-related noninterest income, and a net gain from sale leaseback transactions.

For the year ended December 31, 2007, fully taxable-equivalent total revenue was $8,250.9 million, an increase of 0.4% over 2006. Total revenue includes approximately $700 million in net market valuation related losses, which were offset by growth in net interest income, the $234.8 million gain on sale of Coke stock, fee-related noninterest income, and other gains, including real estate related gains from various sale leaseback transactions executed during 2007.

Net Interest Income

For the fourth quarter of 2007, fully taxable-equivalent net interest income was $1,194.8 million, up slightly compared to the prior year and down $24.4 million, or 2.0%, compared to the prior quarter. Net interest income growth in the fourth quarter was constrained due to asset yields tied to the prime rate declining in lock-step with Federal Reserve reductions while deposit rates were declining to a lesser extent due to deposit competition. Net interest margin for the fourth quarter of 2007 was 3.13%, an increase of 19 basis points over the fourth quarter of 2006. During 2007, the Company was able to reduce lower yielding assets and de-leverage the balance sheet by reducing higher cost wholesale deposits as part of its balance sheet management strategies. Compared to third quarter of 2007, net interest margin declined 5 basis points due to the prime rate based asset yields declining faster than deposit rates.

For the year ended December 31, 2007, fully taxable-equivalent net interest income was $4,822.2 million, up $73.8 million, or 1.6%, compared to 2006. Net interest margin was 3.11% compared to 3.00% in 2006. The increase in net interest income and net interest margin was due to the Company’s balance sheet management initiatives that were implemented in 2006 and 2007.

Noninterest Income

Total noninterest income was $576.0 million for the fourth quarter of 2007, which was $306.6 million, or 34.7%, below prior year. The fourth quarter included net market valuation losses of approximately $555 million related to market value declines in asset-backed securities, as well as valuation declines in mortgage loans held for sale, and trading and securitization assets. Mortgage-related income increased $23.3 million, or 41.2%, compared to the fourth quarter of 2006 due to higher servicing income generated from the servicing portfolio, which increased over 15% in 2007, and a $19.2 million gain on sale of mortgage servicing rights. Mortgage-related income is also estimated to have increased approximately $34 million due to the Company electing to record at fair value certain newly-originated mortgage loans held for sale. The increase in mortgage-related income was partially offset by approximately $78 million in mortgage loan valuation losses. Investment banking income decreased $16.2 million, or 22.7%, due to lower securitization and syndicated finance activities. Compared to the fourth quarter of 2006, service charges on deposit accounts, card fees, and retail investment services income each grew in excess of 10%. The Company also recognized a net gain of $118.8 million from the sale leaseback of branch and office properties.

For the year ended December 31, 2007, noninterest income was $3,428.7 million, which was $39.7 million, or 1.1%, below 2006. The Company recognized approximately $700 million in net market valuation losses related to the purchase of asset-backed securities and market value declines in the mortgage loan warehouse and securitization and trading assets. Trust and investment management income was flat compared to prior year, despite the sale of the bond trustee business in the third quarter of 2006 and the merger of Lighthouse Partners in the first quarter of 2007. Service charges on deposit accounts increased $58.3 million, or 7.6%, over 2006 due primarily to higher NSF fees. Card fees were up $33.1 million, or 13.3%, on higher interchange income. Retail investment services increased $44.1 million, or 18.8%, due to higher annuity sales and higher recurring managed account fees. Mortgage servicing income increased $73.7 million, or 60.5%, primarily due to the larger servicing portfolio. Mortgage production was $58.3 billion in 2007 compared to $55.4 billion in 2006; however, mortgage production-related income declined $126.4 million, or 58.2%, due to $165.4 million in net valuation losses from the widening of credit spreads related to mortgage loans held for sale. The Company also recognized a gain on the sale of shares of The Coca Cola Company stock of $234.8 million in 2007. Other gains from the sale of assets included a $118.8 million net gain from several sale leaseback transactions and a $32.3 million gain from the merger of Lighthouse Partners in 2007. In 2006, the Company recognized a $112.8 million gain on the sale of its bond trustee business and $50.5 million in losses on the sale of available for sale securities.

Noninterest Expense

For the fourth quarter 2007, noninterest expense was $1,455.3 million, an increase of $221.6 million, or 18.0%, over the fourth quarter of 2006. The increase was driven by a $76.9 million accrual for Visa litigation and $57.7 million in write-downs related to Affordable Housing properties, compared to $11.8 million in Affordable Housing related write-downs recognized in 2006. In addition, the Company increased its marketing expenses $13.9 million related to various deposit growth initiatives. Operating losses increased $27.9 million primarily related to mortgage application fraud. Employee compensation expenses increased $25.7 million, which was attributable to approximately $34 million of additional compensation expense related to the Company’s election in 2007 to record at fair value certain newly-originated mortgage loans held for sale. Under this election, costs associated with the origination of mortgage loans held for sale are recognized as a component of compensation expense when the loan is originated. Prior to the election, these costs were deferred and recognized as part of gain/loss on the sale of the loan. Partially offsetting the increase in employee compensation expense was a decrease in salary expense as a result of total personnel decreasing from 33,599 at December 31, 2006, to 32,323 at December 31, 2007. The remaining increase in expense is primarily the result of credit related expenses, occupancy, equipment, and outside processing expenses.

For the year ended December 31, 2007, total noninterest expense was $5,233.8, an increase of $353.9 million, or 7.3%, over 2006. In addition to the items previously discussed, the full year impact of the increase in employee compensation expense attributable to the election in 2007 to record certain newly-originated mortgage loans held for sale was approximately $78 million. The Company incurred implementation costs of $61.7 million related to the Company’s E2 Efficiency and Productivity Program, which includes $45 million in severance expense. Partially offsetting the expense increase was a $33.6 million reduction in the accrued liability related to the call of a capital instrument. Taking into consideration the incremental impact of these items, expense growth for the year was 2.6%, which was attributable to certain expenses associated with the change in the credit cycle.

Provision for Income Taxes

For the fourth quarter, the Company recognized a tax benefit of $79.7 million compared to a tax provision of $187.9 million recognized in the fourth quarter of 2006. The tax benefit was the result of the lower than anticipated fourth quarter earnings, which resulted in an annual effective tax rate of 27.4% in 2007 compared to an annual effective tax rate of 29.1% in 2006.

Balance Sheet

As of December 31, 2007, SunTrust had total assets of $179.6 billion and shareholders’ equity was $18.1 billion, representing 10.1% of total assets. Book value per common share was $50.38 as of December 31, 2007.

Loans

Average loans for the fourth quarter of 2007 were $121.1 billion, which was down slightly compared to the fourth quarter of 2006. Average residential real estate loans declined $2.4 billion, or 6.9%, from the fourth quarter 2006, which was offset by growth in real estate home equity loans and commercial loans. Average loans in the fourth quarter of 2007 increased $1.5 billion, or 1.3%, over the third quarter due to commercial loan growth and the transfer of approximately $840 million in residential real estate loans from loans held for sale due to the lack of marketability of the loans and SunTrust’s intent to hold these loans to maturity. For the fourth quarter of 2007, average loans held for sale declined $3.2 billion, or 26.9%, compared to the same period of 2006 primarily due to the lower mortgage production volume and the aforementioned transfer of loans held for sale.

Deposits

Average consumer and commercial deposits were $99.6 billion for the fourth quarter of 2007, an increase of $2.9 billion, or 3.0%, compared to the third quarter of 2007 and $1.1 billion, or 1.1%, compared to the fourth quarter of 2006. The increase was driven by growth in NOW, money market, and time deposits, partially offset by declines in savings accounts and demand deposit balances. Average balances for brokered and foreign deposits declined $5.4 billion in the fourth quarter of 2007 as compared to the third quarter of 2007, as the Company was able to reduce its reliance on higher cost sources of funding.

Capital

The estimated Tier 1 capital and tangible equity to tangible asset ratios at December 31, 2007, were 7.00% and 6.28%, respectively, a decline of 44 and 4 basis points compared to September 30, 2007. The decline is attributable to lower net income in the fourth quarter of 2007, higher risk-weighted assets from the purchase of certain investment securities, as well as the redemption of a capital instrument during the fourth quarter. The Company continues to target a Tier 1 capital ratio of 7.5%.

Asset Quality

Net charge-offs for the fourth quarter were $168.0 million compared to $158.6 million for the fourth quarter in 2006. The fourth quarter of 2006 includes charge-offs related to a large commercial loan. Annualized net-charge offs to average loans for the quarter ended December 31, 2007, was 0.55% compared to 0.34% for the quarter ended September 30, 2007. The increase in net charge-offs was primarily related to consumer and residential real estate loans. Annual net charge-offs in 2007 were $422.8 million compared to $246.1 million in 2006. The corresponding net charge-off ratios were 0.35% and 0.21%, respectively. The increase was also due to consumer and residential real estate related loans.

Total nonperforming loans were $1,460.3 billion, or 1.19% of total loans as of December 31, 2007, compared to $1,003.8 million, or 0.83% of total loans as of September 30, 2007. The increase in nonperforming loans was most pronounced in residential real estate and construction loans and relates to the overall downturn in the housing market.

The allowance for loan and lease losses was $1,282.5 million as of December 31, 2007, which was 1.05% of total loans. As of September 30, 2007, the allowance for loan and lease losses was 0.91% of total loans. The allowance for loan and lease losses increased $188.8 million due to an increased expectation for charge-offs primarily related to consumer and residential real estate loans.

LINE OF BUSINESS FINANCIAL PERFORMANCE

The following discussion details results for SunTrust’s five business lines: Retail, Commercial, Corporate and Investment Banking, Mortgage, and Wealth and Investment Management. All revenue is reported on a fully taxable-equivalent basis. For the lines of business, results include net interest income which is computed using matched-maturity funds transfer pricing. Further, provision for loan losses is represented by net charge-offs.

SunTrust also reports results for Corporate Other and Treasury, which includes the Treasury department as well as the residual expense associated with operational and support expense allocations. This segment also includes differences created between internal management accounting practices and Generally Accepted Accounting Principles, certain matched-maturity funds transfer pricing credits and charges, differences in provision expense compared to net charge-offs, as well as equity and its related impact.

Retail

Three Months Ended December 31, 2007 vs. 2006

Retail’s net income for the fourth quarter of 2007 was $126.4 million, a decrease of $50.1 million, or 28.4%, compared to the fourth quarter of 2006. This decrease was primarily the result of higher provision expense and lower net interest income, partially offset by higher noninterest income.

Net interest income decreased $37.1 million, or 6.3%, driven by a continued shift in deposit mix and decreased spreads, as customers continue to migrate into higher yielding interest bearing accounts. Net interest income on deposits decreased $39.5 million, as average deposits declined $2.0 billion primarily due to a decrease in average demand deposits and savings account balances, as both consumer and small business clients moved excess balances to higher rate deposit products. Positively impacting net interest income was a $924.2 million, or 3.0%, increase in average loan balances driven by growth in home equity and commercial loans which grew 6.5% and 14.0%, respectively, over the fourth quarter of 2006.

Provision for loan losses increased $60.2 million over the same period in 2006. The provision increase was most pronounced in home equity, indirect auto and commercial loans, reflecting the negative impact from the current deterioration in certain segments of the consumer portfolio, primarily related to the residential real estate market.

Total noninterest income increased $34.5 million, or 13.4%, from the fourth quarter of 2006. This increase was driven primarily by a $26.1 million, or 17.4%, increase in service charges on deposit accounts from both consumer and business accounts primarily due to higher NSF fees.

Total noninterest expense increased $17.7 million, or 3.3%, primarily driven by personnel expense which increased 3.4% over the fourth quarter 2006 due in part to branch personnel expense. Other expenses related to investments in the branch distribution network and business banking also drove the increase.

Twelve Months Ended December 31, 2007 vs. 2006

Retail’s net income for the twelve months ended December 31, 2007, was $602.1 million, a decrease of $113.4 million, or 15.9%, compared to the same period in 2006. The decrease was primarily the result of higher provision expense and lower net interest income, partially offset by higher noninterest income.

Net interest income decreased $58.2 million, or 2.5%, driven by a shift in deposit mix and compressed spreads as deposit competition and the interest rate environment encouraged customers to migrate into higher yielding interest bearing accounts. Average deposits decreased $761.5 million, or 1.1% year over year, as increases in certain higher-cost NOW account products and time deposits were offset by declines in demand deposits and certain lower-cost money market accounts. Positively impacting net interest income was an $824.8 million, or 2.7%, increase in average loans driven by 4.4% and 10.5% growth in home equity and commercial loans, respectively. These increases were partially offset by a 4.4% decrease in indirect auto loans and a 14.0% decrease in direct installment loans.

Provision for loan losses increased $160.6 million over 2006. The provision increase was most pronounced in home equity, indirect auto and commercial loans, reflecting the negative impact from the current deterioration in certain segments of the consumer portfolio, primarily related to the residential real estate market.

Total noninterest income for 2007 increased $53.0 million, or 5.0%, over 2006 levels. The increase was due to a $45.8 million, or 7.7%, increase in service charges on deposit accounts driven by higher consumer and business fees primarily due to higher NSF fees. Interchange income also grew due to increased transaction volume. These increases were partially offset by a decrease in gains on sales of student loans.

Total noninterest expense increased $17.1 million, less than 1% year over year. A 2.7% increase in personnel expense and other expenses related to investments in the branch distribution network and business banking was partially offset by decreases in amortization of core deposit intangibles and new loan production expense.

Commercial

Three Months Ended December 31, 2007 vs. 2006

Commercial’s net income for the fourth quarter of 2007 was $68.6 million, a decrease of $37.3 million, or 35.2%, from the same period in 2006. The decrease was primarily the result of higher Affordable Housing-related noninterest expense and lower net interest income, partially offset by higher noninterest income.

Net interest income decreased $17.7 million, or 7.4%, from the fourth quarter of 2006. Although average deposits increased $850.1 million, or 6.0%, the continued shift in deposit mix to higher-rate deposit products decreased net interest income by $4.9 million. This compression in deposit spreads was primarily due to a decrease in demand deposits, as customers redeployed liquidity in the current rate environment to higher-yielding NOW accounts, certificates of deposit, and off-balance sheet sweep products. The fourth quarter 2007 increase in average deposits was driven by increases in institutional and government deposits, partially offset by decreases in lower-cost demand deposits and money market accounts. Average loans were relatively flat, increasing $97.6 million, or 0.3%, while net interest income derived from loan products decreased $13.9 million, or 8.2%, primarily due to decreased spreads on commercial real estate loans.

Provision for loan losses was $8.5 million, an increase of $6.0 million compared to the fourth quarter of 2006.

Total noninterest income increased $6.7 million, or 9.2%, over the fourth quarter of 2006, driven by increases in service charges on deposit accounts and higher referral revenues from BankCard and capital markets products, partially offset by decreases in letters of credit fees and mortgage origination referral revenues.

For the fourth quarter of 2007, total noninterest expense increased $44.5 million, or 25.3%, over the same period in 2006. A 4.4% decrease in personnel related expense was more than offset by a $57.7 million write-down related to Affordable Housing properties.

Twelve Months Ended December 31, 2007 vs. 2006

Commercial’s net income for the twelve months ended December 31, 2007, was $373.1 million, a decrease of $51.4 million, or 12.1%. The decrease was primarily the result of higher Affordable Housing-related noninterest expense and lower net interest income, partially offset by higher noninterest income.

Net interest income decreased $50.2 million, or 5.2%. Although average deposits increased $609.0 million, or 4.4%, the continued shift in deposit mix to higher-rate deposit products decreased net interest income by $31.8 million. This compression in deposit spreads was primarily due to a decrease in demand deposits, as customers redeployed liquidity in the current rate environment to higher-yielding NOW accounts, certificates of deposit, and off-balance sheet sweep products. The increase in average deposits was driven by increases in institutional and government deposits, partially offset by decreases in lower-cost demand deposits and money market accounts. Average loans increased $447.2 million, or 1.4% year over year, while net interest income derived from loan products decreased $18.4 million, or 2.8%. While commercial loan spreads were up, commercial real estate spreads decreased.

Provision for loan losses for the year was $22.2 million, an increase of $12.5 million compared to the same period in 2006.

Total noninterest income increased $14.5 million, or 5.1%, year over year, driven by increases in service charges on deposit accounts and higher referral revenues from BankCard and capital markets products, as well as higher deposit sweep revenue. These increases were partially offset by decreases in loan fees, letter of credit fees, and mortgage origination referral revenues.

Total noninterest expense in 2007 increased $41.5 million, or 6.1%, over 2006. Decreases in personnel expense, credit and collection expenses, and shared corporate expenses were more than offset by $48.7 million in increased write-downs related to Affordable Housing properties.

Corporate and Investment Banking

Three Months Ended December 31, 2007 vs. 2006

Corporate and Investment Banking incurred a net loss of $54.3 million for the fourth quarter of 2007, a decrease of $78.7 million in net income compared to the prior year. The decrease was driven by market valuation write-downs and losses primarily in structured products due to capital markets volatility associated with turmoil in the mortgage industry, lack of loan liquidity, and widening credit spreads, partially offset by lower provision expense.

Net interest income increased slightly in the fourth quarter of 2007, up $1.6 million, or 2.9%, compared to the same period in 2006. Average loan balances decreased $58.5 million, or 0.4%, while the corresponding net interest income decreased 5.4% due to declining volumes and a decrease in spreads. The decline in balances was driven by a $1.9 billion structured asset sale of corporate loans in the first quarter of 2007, partially offset by growth in corporate banking loans and lease financing assets. Total average deposits were up $2.4 billion, or 82.4%, in the fourth quarter of 2007 over the same period in 2006, primarily in corporate money market accounts, while the associated net interest income was up $2.1 million.

Provision for loan losses was $7.3 million, an improvement of $101.7 million from the same period in 2006 as that period included the charge-off of a single large commercial loan.

Total noninterest income in the fourth quarter of 2007 decreased $224.1 million compared to the same period in 2006. The decrease was primarily driven by write-downs and losses of approximately $194.7 million in collateralized debt obligations, mortgage-backed securities, and collateralized loan obligation warehouses. The write-down included $144.7 million associated with the December purchase of $718 million of asset-backed securities from Three Pillars Funding, a multi-seller commercial paper conduit sponsored by the Company. At the time of purchase, these securities were AAA or AA-rated residential mortgage-backed securities and corporate and consumer collateralized debt obligations. These mark-downs reflect the lack of liquidity in the market for these securities and deterioration in the credit quality of the underlying assets. The securities are being carried as trading assets on the Company’s balance sheet. Further contributing to the decrease were lower revenues from merchant banking, M&A activities, and bond originations, partially offset by solid performances in derivatives, structured leasing, and equity offerings.

In the fourth quarter of 2007, total noninterest expense decreased $2.6 million, or 2.1%, compared to the fourth quarter of 2006 driven primarily by lower incentive-based compensation expense tied to revenue offset by higher legal and consulting fees.

Twelve Months Ended December 31, 2007 vs. 2006

Corporate and Investment Banking’s net income for the twelve months ended December 31, 2007, was $45.6 million, a decrease of $144.6 million, or 76.0%, from 2006. The decrease was driven by write-downs and losses primarily in structured products due to capital markets volatility created by turmoil in the mortgage industry, lack of loan liquidity, and widening credit spreads, partially offset by lower provision expense.

Net interest income decreased $12.3 million, or 5.2%, year over year. Average loan balances decreased $419.4 million, or 2.6%. The decline in loan balances along with compressed spreads resulted in an 11.3% decrease in loan-related net interest income. The decline in balances was driven by a $1.9 billion structured asset sale of corporate loans in the first quarter of 2007, partially offset by growth in corporate banking loans and lease financing assets. Total deposits increased $469.3 million, or 15.1%, driven by an increase in higher cost corporate money market accounts. Deposit related net interest income was down $3.1 million, or 5.0%, as the shift to higher cost money market accounts compressed deposit spreads. Partially offsetting these declines was improved net interest income from higher balances and favorable spreads in sales and trading.

Provision for loan losses was $37.7 million, an improvement of $76.2 million, or 66.9%, from 2006 due to the charge-off a single large commercial loan in the fourth quarter of 2006.

For the year, total noninterest income decreased $289.6 million, or 43.4%, compared to 2006. The decrease was primarily driven by write-downs and losses of approximately $316.1 million in collateralized debt obligations, mortgage-backed securities, and collateralized loan obligation securities, most of which occurred during the third and fourth quarters of 2007. Weakness in fixed income trading, loan related fees, and M&A fee revenue was partially offset by strong performance in derivatives, structured leasing, merchant banking and equipment lease financing.

Total noninterest expense decreased $2.6 million, or 0.5%, compared to 2006. The improvement was driven by lower personnel expense related to lower incentive-based compensation expense tied to revenue, decreased expense related to merchant banking activities, and lower shared corporate expenses. These decreases were partially offset by the reversal of leveraged lease expense in the second quarter of 2006, higher outside processing, legal, and consulting expenses in 2007.

Mortgage

Three Months Ended December 31, 2007 vs. 2006

Mortgage reported a net loss of $30.0 million for the fourth quarter of 2007, a decrease of $71.9 million compared to fourth quarter of 2006. The decrease resulted primarily from credit-related losses on mortgage loans and net valuation losses on mortgage loans held for sale, which was partially offset by higher mortgage servicing revenues and gains on sales of mortgage servicing assets.

Net interest income for the fourth quarter of 2007 decreased $20.1 million, or 13.5%, due to lower income from portfolio loans and loans held for sale, as well as higher funding costs for mortgage servicing rights. Total average loans, principally residential mortgage and residential construction loans, were down $1.0 billion, or 3.1%. The balance decline, in conjunction with lower spreads, resulted in lower net interest income of $16.7 million. The decline in average balances was due to the Company’s balance sheet management strategies that included the transfer of $4.1 billion of portfolio loans to held for sale at fair value in the first quarter of 2007 and subsequent sale of the majority of those loans, offset by loan growth from mortgage originations. Average loans held for sale declined $3.1 billion, resulting in an income decline of $6.2 million, or 19.6%, driven by lower mortgage origination volume. Average mortgage servicing rights increased $0.3 billion resulting in lower net interest income of $4.3 million, or 54.4%. The lower income was partially offset by higher income from investment securities, which increased $3.9 billion and contributed $7.6 million to the change in net interest income.

Provision for loan losses increased $43.2 million driven by higher consumer mortgage and residential construction loan charge-offs.

Total noninterest income increased $39.8 million, or 65.7%, in the fourth quarter of 2007 compared to 2006 driven by higher mortgage servicing income. Production income was down $3.4 million due to net valuation losses on loans held for sale that were substantially offset by the recognition of origination fees that were deferred prior to the May 2007 election of fair value accounting for certain loans. Loan production of $12.9 billion in the fourth quarter of 2007 was down $2.1 billion, or 14.0%, compared to the same period in 2006. Servicing income was up $48.8 million due to higher servicing revenues on higher servicing balances, gains on sales of mortgage servicing assets, and lower mortgage servicing rights amortization. At December 31, 2007, total loans serviced were $149.9 billion, an increase of $19.9 billion, or 15.3%.

Fourth quarter 2007 total noninterest expense was up $90.2 million, or 60.8%, compared to 2006 principally due to increased operating losses of $30.0 million primarily driven by loan application fraud from customer misstatements of income and/or assets primarily on Alt-A products originated in prior periods, the recognition of loan origination costs that were deferred prior to the May 2007 fair value election for certain loans, and increased credit and growth-related expenses.

Twelve Months Ended December 31, 2007 vs. 2006

Mortgage’s net income for the twelve months ended December 31, 2007, was $7.9 million, a decrease of $237.8 million, or 96.8%, compared to 2006. The decline resulted primarily from $166 million in net valuation losses on mortgage loans held for sale due to market volatility and mortgage spread widening in conjunction with increased credit-related losses on mortgage loans. These losses were partially offset by higher mortgage servicing revenue.

Net interest income in 2007 declined $76.0 million, or 12.6%, compared to 2006 principally due to lower income from portfolio loans and loans held for sale, as well as higher funding costs for mortgage servicing rights, which was partially offset by higher net interest income on deposits and investments. Average portfolio loans, principally consumer mortgages and residential construction loans, declined $0.4 billion, or 1.4%. The volume decline combined with compressed spreads resulted in a reduction of net interest income from total loans of $53.1 million. Average loans held for sale increased $0.5 billion; however, compressed spreads more than offset the benefit of higher balances and reduced net interest income by $38.0 million. Funding costs on higher mortgage servicing rights balances further reduced net interest income by $16.5 million. Net interest income from deposits increased $17.1 million, while net interest income from investments increased $13.1 million.

Provision for loan losses for the year 2007 increased $72.4 million driven by higher consumer mortgage and residential construction net charge-offs.

Total noninterest income declined $13.7 million, or 3.6%, due to lower production income, partially offset by higher servicing and insurance income. Production income declined $103.9 million due to net valuation losses of $166 million on loans held for sale primarily due to market volatility and mortgage spread widening. These declines were partially offset by the recognition of origination fees that were deferred prior to the May 2007 fair value election for certain loans. Loan production of $58.3 billion was up $3.0 billion, or 5.4%, for the year 2007. Servicing income increased $73.9 million, driven by higher servicing revenues from higher balances, and lower mortgage servicing rights amortization, partially offset by lower gains on sales of servicing assets in 2007. At December 31, 2007, total loans serviced were $149.9 billion, an increase of $19.9 billion, or 15.3%. Revenues from mortgage insurance increased $10.0 million due to new mortgage origination volume.

Total noninterest expense increased $222.1 million for the year 2007, or 36.9%, over 2006, principally due to increased operating losses of $84.3 million primarily driven by loan application fraud from customer misstatements of income and/or assets primarily on Alt-A products originated in prior periods, recognition of loan origination costs that were deferred prior to the May 2007 election to record certain loans at fair value, and increased credit and growth-related expenses.

Wealth and Investment Management

Three Months Ended December 31, 2007 vs. 2006

Wealth and Investment Management incurred a net loss of $96.8 million for the fourth quarter of 2007 compared to net income of $61.1 million for the fourth quarter of 2006. In December 2007, the Company purchased $1.4 billion of SIV securities, at par, from the STI Classic Prime Quality Money Market Fund and the STI Classic Institutional Cash Management Money Market Fund. At the time of purchase, these were highly-rated, short-dated securities with underlying collateral including residential mortgage-backed securities and corporate and consumer collateralized debt obligations. These mark-downs reflect the lack of liquidity in the market for these securities, deterioration in the credit quality of the underlying assets, and the fact that certain SIVs have entered restructuring proceedings. Subsequent to purchasing the SIVs, a mark-to-market write-down of $250.5 million was recorded to reflect the estimated fair value of these securities as of December 31, 2007.

Net interest income decreased $10.0 million, or 10.6%, primarily due to a continued shift in deposit mix to higher cost deposits. Average deposits decreased $186.1 million, or 1.9%, due to a decrease in demand deposit and certain money market accounts, partially offset by an increase in higher-cost NOW accounts and time deposits. This shift in deposit mix coupled with compressed spreads due to increased competition for deposits resulted in a $7.7 million decrease in net interest income. Average loans decreased $404.3 million, or 4.9%, reducing net interest income $2.1 million. The decline in average loans was driven by lower consumer and commercial balances.

Provision for loan losses increased $0.6 million, or 28.6%, primarily due to higher home equity and consumer mortgage net charge-offs.

Total noninterest income decreased $234.8 million, or 93.1%, compared to the fourth quarter of 2006 due to the $250.5 million SIV mark-to-market write-down. Retail investment income increased $6.6 million, or 10.4%, due to strong annuity sales and higher recurring managed account fees. Other income increased $6.9 million in the fourth quarter of 2007 due to the receipt of the final contingent consideration from the sale of the Bond Trustee business. Trust income increased $0.8 million, or 0.5%, despite lost trust income from the Lighthouse Partners merger in the first quarter of 2007. As of December 31, 2007, assets under management were approximately $142.8 billion compared to $141.3 billion as of December 31, 2006. Approximately $5.3 billion in Lighthouse Partners assets were merged into Lighthouse Investment Partners and are not included in the December 31, 2007 total. Assets under management include individually managed assets, the STI Classic Funds, institutional assets managed by Trusco Capital Management, and participant-directed retirement accounts. SunTrust’s total assets under advisement were approximately $250.0 billion, which includes $142.8 billion in assets under management, $60.9 billion in non-managed trust assets, $41.6 billion in retail brokerage assets, and $4.7 billion in non-managed corporate trust assets.

Total noninterest expense increased $1.1 million, or 0.4%, due to a $3.9 million, or 2.9%, increase in total personnel expense. Higher variable compensation primarily associated with strong retail investment income was partially offset by a $5.1 million, or 7.3%, decline in salary expense and lower Lighthouse Partners related expenses.

Twelve Months Ended December 31, 2007 vs. 2006

Wealth and Investment Management’s net income for the year ended December 31, 2007, was $84.9 million, a decrease of $204.3 million, or 70.6%, compared to the year ended December 31, 2006. The decline was principally driven by a $250.5 million pre-tax mark-to-market loss on SIV securities and a $112.8 million pre-tax gain realized in 2006 on the sale of the Bond Trustee business, partially offset by a $32.3 million pre-tax gain on sale upon merger of Lighthouse Partners into Lighthouse Investment Partners and increased retail investment income in 2007.

For the full year 2007, net interest income decreased $22.4 million, or 6.1%, as the continued shift in deposit mix to higher cost products compressed spreads. Average deposits increased $303.3 million, or 3.2%, as increases in higher-cost NOW account and time deposits was partially offset by declines in lower-cost demand deposit and money market account balances. This shift in deposit mix coupled with a decline in spreads driven by deposit competition was the primary driver of a $17.7 million decline in net interest income on deposits. Average loans declined $170.0 million, or 2.1%, resulting in a $5.3 million decline in net interest income on loans. The decline in loan balances resulted from lower consumer and commercial loans.

Provision for loan losses increased $4.8 million year over year primarily due to higher home equity and consumer mortgage net charge-offs.

Total noninterest income decreased $288.1 million, or 26.3%, primarily due to a $250.5 million mark-to-market loss on SIV securities in the fourth quarter of 2007 and a $112.8 million gain realized in 2006 on the sale of the Bond Trustee business. Partially offsetting these items was a $32.3 million gain on sale upon merger of Lighthouse Partners, as well as strong growth in retail investment income, which increased $44.0 million, or 19.3%, due to strong annuity sales and higher recurring managed account fees. Trust income declined $5.1 million, or 0.7%, due to lost revenue from the Lighthouse Partners merger and sale of the Bond Trustee business.

Total noninterest expense increased $7.0 million, or 0.7%, due to a $21.2 million, or 3.9%, increase in total personnel expense. Higher variable compensation primarily associated with strong retail investment income was partially offset by a $16.0 million, or 5.6%, decline in salary expense. Favorably impacting noninterest expense was lower Lighthouse Partners related expenses as a result of the sale upon merger.

Corporate Other and Treasury

Three Months Ended December 31, 2007 vs. 2006

Corporate Other and Treasury’s net income for the fourth quarter of 2007 was a loss of $2.7 million, a decrease of $99.2 million compared to the fourth quarter of 2006 driven by an increased provision for loan loss and Visa litigation accrual. These decreases were partially offset by an increase in net interest income due to balance sheet management strategies executed in the first half of the year and increased noninterest income due to gains on several sale leaseback transactions of real estate properties.

Net interest income in the fourth quarter of 2007 increased $92.8 million over the same period in 2006 mainly due to the execution of balance sheet management strategies, which improved the yield on the securities portfolio and deleveraged the balance sheet reducing reliance on higher-cost wholesale funding. Total average assets decreased $9.6 billion, or 30.4%, mainly due to the reduction in size of the investment portfolio. Total average deposits decreased $10.4 billion, or 40.1%, mainly due to a decrease in brokered and foreign deposits as the Company reduced its reliance on wholesale funding sources.

Provision for loan losses, which predominantly represents the difference between consolidated provision for loan losses and net charge-offs for the lines of business, increased $232.7 million in conjunction with the further deterioration in the residential real estate market and outlook for consumer credit quality.

Total noninterest income increased $71.4 million in the fourth quarter of 2007 compared to the same period in 2006. The increase was mainly due to a $118.8 million gain on sale leaseback of real estate properties and $84.2 million in valuation gains on the Company’s long-term corporate debt carried at fair value, net of hedges, partially offset by an additional market valuation write-down of $116.2 million on the securities consolidated in the third quarter in anticipation of closing the fund. These mark-downs reflect the lack of liquidity in the market for these securities and deterioration in the credit quality of the underlying assets.

Total noninterest expense increased $70.7 million compared to the fourth quarter of 2006. The increase was mainly due to a $76.9 million accrual for the Visa litigation.

Twelve Months Ended December 31, 2007 vs. 2006

Corporate Other and Treasury’s net income for the twelve months ended December 31, 2007, was $520.4 million, an increase of $268.0 million compared to the same period in 2006 driven by an increase in net interest income due to balance sheet management strategies executed in the first half of this year, the $234.8 million pre-tax gain on sale of The Coca-Cola Company stock, a gain of $118.8 million on sale leaseback of real estate properties, and the net write-up in the value of the Company’s fixed-rate debt carried at fair value.

Net interest income increased $292.9 million mainly due to the aforementioned balance sheet management strategies, which improved the yield on the securities portfolio and reduced the Company’s reliance on wholesale funding sources. Total average assets for 2007 decreased $7.1 billion, or 21.9%, compared to 2006, mainly due to the reduction in the size of the securities portfolio. Total average deposits decreased $4.7 billion, or 17.9%, mainly due to a decrease in brokered and foreign deposits.

Provision for loan losses, which predominantly represents the difference between consolidated provision for loan losses and net charge-offs for the lines of business, increased $228.3 million, primarily in the fourth quarter of 2007 as compared to 2006, in conjunction with the further deterioration in the residential real estate market and outlook for consumer credit quality.

Total noninterest income increased $484.1 million for year 2007 compared to 2006. This was driven by the $234.8 million pre-tax gain on sale of The Coca-Cola Company stock, net securities losses in 2006, a gain of $118.8 million on sale leaseback of real estate properties, and $78.1 million increase in trading income. The increase in trading income includes the items mentioned in the fourth quarter noninterest income discussion.

Total noninterest expense increased $68.8 million compared to the same period in 2006. Included in the twelve months ended December 31, 2007, was a $76.9 million accrual for Visa litigation and $50.7 million in initial implementation costs associated with the E2 Efficiency and Productivity Program, of which $45 million was severance. Positively impacting noninterest expense was a $33.6 million decrease in the accrued liability associated with a capital instrument that the Company called in the fourth quarter. Additionally, reflected in total noninterest expense are reductions in total staff expense in support functions and consulting expense.

Corresponding Financial Tables and Information

Investors are encouraged to review the foregoing summary and discussion of SunTrust’s earnings and financial condition in conjunction with the detailed financial tables and information which SunTrust has also published today and SunTrust’s forthcoming annual report on Form 10-K. Detailed financial tables and other information are available on our Web site at www.suntrust.com in the Investor Relations section located under “About SunTrust”. This information is also included in a current report on Form 8-K filed with the SEC today.

This news release contains certain non-US GAAP financial measures to describe the Company’s performance. The reconciliation of those measures to the most directly comparable US GAAP financial measures, and the reasons why SunTrust believes such financial measures may be useful to investors, can be found in the financial information contained in the appendices of this news release.

Conference Call

SunTrust management will host a conference call on January 23, 2008, at 8:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals are encouraged to call in beginning at 7:45 a.m. (Eastern Time) by dialing 1-888-972-7805 (Passcode: 4Q07). Individuals calling from outside the United States should dial 1-517-308-9091 (Passcode: 4Q07). A replay of the call will be available beginning January 23, 2008, and ending February 6, 2008, by dialing 1-866-487-7540 (domestic) or 1-203-369-1649 (international).

Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust Web site at www.suntrust.com. The webcast will be hosted under “Investor Relations” located under “About SunTrust” or may be accessed directly from the SunTrust home page by clicking on the earnings-related link, “4th Quarter Earnings Release.” Beginning the afternoon of January 23, 2008, listeners may access an archived version of the webcast in the “Webcasts and Presentations” subsection found under “Investor Relations.” This webcast will be archived and available for one year. A link to the Investor Relations page is also found in the footer of the SunTrust home page.

SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. The Company operates an extensive branch and ATM network throughout the high-growth Southeast and Mid-Atlantic states and a full array of technology-based, 24-hour delivery channels. The Company also serves customers in selected markets nationally. Its primary businesses include deposit, credit, trust and investment services. Through various subsidiaries the Company provides credit cards, mortgage banking, insurance, brokerage, equipment leasing and capital markets services. SunTrust’s Internet address is www.suntrust.com.

Forward-Looking Statements

This news release may contain forward-looking statements. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These statements often include the words “may,” “could,” “will,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “initiatives,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions. Such statements are based upon the current beliefs and expectations of SunTrust’s management, and on information currently available to management, and speak as of the date hereof. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause SunTrust’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2006 Annual Report on Form 10-K, in the Quarterly Reports on Form 10-Q and in the Current Reports filed on Form 8-K with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Those factors include: (1) adverse changes in general business or economic conditions could have a material adverse effect on our financial condition and results of operations; (2) changes in market interest rates or capital markets could adversely affect our revenues and expenses, the value of assets and obligations, costs of capital, or liquidity; (3) the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; (4) changes in securities markets or markets for commercial or residential real estate could harm our revenues and profitability; (5) customers could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; (6) customers may decide not to use banks to complete their financial transactions, which could affect net income; (7) we have businesses other than banking, which subjects us to a variety of risks; (8) hurricanes and other natural disasters may adversely affect loan portfolios and operations and increase the cost of doing business; (9) negative public opinion could damage our reputation and adversely impact our business; (10) we rely on other companies for key components of our business infrastructure; (11) we rely on our systems, employees and certain counterparties, and certain failures could materially adversely affect our operations; (12) we depend on the accuracy and completeness of information about clients and counterparties; (13) regulation by federal and state agencies could adversely affect our business, revenues, and profit margins; (14) competition in the financial services industry is intense and could result in losing business or reducing profit margins; (15) future legislation could harm our competitive position; (16) maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; (17) our ability to receive dividends from our subsidiaries accounts for most of our revenues and could affect our liquidity and ability to pay dividends; (18) significant legal actions could subject us to substantial uninsured liabilities; (19) we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; (20) we depend on the expertise of key personnel without whom our operations may suffer; (21) we may be unable to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategy; (22) our accounting policies and methods are key to how we report financial condition and results of operations, and may require management to make estimates about matters that are uncertain; (23) changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition; (24) our stock price can be volatile; (25) our disclosure controls and procedures may fail to prevent or detect all errors or acts of fraud; (26) our trading assets and financial instruments carried at fair value expose the Company to certain market risks; (27) weakness in residential property values and mortgage loan markets could adversely affect us; (28) we may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or certain borrower defaults, which could harm our liquidity, results of operations and financial condition; and (29) we may enter into transactions with off-balance sheet entities affiliated with SunTrust or its subsidiaries which may cause us to recognize current or future losses.

The forward-looking statements in this news release speak only as of this date, and SunTrust does not assume any obligation to update such statements or to update the reasons why actual results could differ from those contained in such statements.

###

SunTrust Banks, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended December 31		% Change[4]	Twelve Months Ended December 31		% Change[4]
	2007	2006		2007	2006
EARNINGS & DIVIDENDS
Net income	$11.1	$506.3	(97.8)%	$1,634.0	$2,117.5	(22.8)%
Net income available to common shareholders	3.3	498.6	(99.3)	1,603.7	2,109.7	(24.0)
Total revenue - FTE [2]	1,770.8	2,067.8	(14.4)	8,250.9	8,216.8	0.4
Net income per average common share
Diluted	0.01	1.39	(99.3)	4.55	5.82	(21.8)
Basic	0.01	1.41	(99.3)	4.59	5.87	(21.8)
Dividends paid per average common share	0.73	0.61	19.7	2.92	2.44	19.7

CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$175,130	$182,343	(4.0)%	$177,796	$180,315	(1.4)%
Earning assets	151,541	160,115	(5.4)	155,204	158,429	(2.0)
Loans	121,094	121,364	(0.2)	120,081	119,645	0.4
Consumer and commercial deposits	99,649	98,553	1.1	98,020	97,175	0.9
Brokered and foreign deposits	15,717	26,124	(39.8)	21,856	26,490	(17.5)
Total shareholders' equity	18,033	18,155	(0.7)	17,808	17,547	1.5

As of
Total assets	179,574	182,162	(1.4)
Earning assets	154,397	159,064	(2.9)
Loans	122,319	121,454	0.7
Allowance for loan and lease losses	1,283	1,045	22.8
Consumer and commercial deposits	101,870	99,776	2.1
Brokered and foreign deposits	15,973	24,246	(34.1)
Total shareholders’ equity	18,053	17,814	1.3

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	0.03%	1.10%	(97.3)%	0.92%	1.17%	(21.4)%
Return on average assets less net unrealized securities gains [1]	(0.01)	1.04	NM	0.81	1.17	(30.8)
Return on average common shareholders’ equity	0.07	11.20	(99.4)	9.27	12.13	(23.6)
Return on average realized common shareholders’ equity [1]	(0.33)	11.17	NM	8.65	12.72	(32.0)
Net interest margin [2]	3.13	2.94	6.5	3.11	3.00	3.7
Efficiency ratio [2]	82.19	59.67	37.7	63.43	59.39	6.8
Tangible efficiency ratio [1]	80.86	58.49	38.2	62.26	58.13	7.1
Effective tax rate	(116.22)	27.07	NM	27.36	29.10	(6.0)
Tier 1 capital ratio	7.00 [3]	7.72	(9.3)
Total capital ratio	10.30 [3]	11.11	(7.3)
Tier 1 leverage ratio	6.94 [3]	7.23	(4.0)
Total average shareholders’ equity to total average assets	10.30	9.96	3.4	10.02	9.73	2.9
Tangible equity to tangible assets [1]	6.28	6.03	4.1

Full-time equivalent employees	32,323	33,599	(3.8)
Number of ATMs	2,507	2,569	(2.4)
Full service banking offices	1,682	1,701	(1.1)
Traditional	1,343	1,349	(0.4)
In-store	339	352	(3.7)

Book value per common share	$50.38	$48.78	3.3
Market price:
High	78.76	85.64	(8.0)	94.18	85.64	10.0
Low	60.02	76.76	(21.8)	60.02	69.68	(13.9)
Close	62.49	84.45	(26.0)	62.49	84.45	(26.0)
Market capitalization	21,772	29,972	(27.4)

Average common shares outstanding (000s)
Diluted	348,072	358,292	(2.9)	352,688	362,802	(2.8)
Basic	345,917	354,677	(2.5)	349,346	359,413	(2.8)

[1]	See Appendix A and Appendix B for reconcilements of non-GAAP performance measures.
[2]

Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue-FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Current period tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.
[4]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER FINANCIAL HIGHLIGHTS

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended
	December 31 2007	September 30 2007	June 30 2007	March 31 2007	December 31 2006
EARNINGS & DIVIDENDS
Net income	$11.1	$420.2	$681.4	$521.2	$506.3
Net income available to common shareholders	3.3	412.6	673.9	513.9	498.6
Total revenue - FTE [2]	1,770.8	2,038.3	2,374.6	2,067.2	2,067.7
Net income per average common share
Diluted	0.01	1.18	1.89	1.44	1.39
Basic	0.01	1.19	1.91	1.45	1.41
Dividends paid per average common share	0.73	0.73	0.73	0.73	0.61

CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$175,130	$174,653	$179,996	$181,506	$182,343
Earning assets	151,541	152,328	157,594	159,474	160,115
Loans	121,094	119,559	118,165	121,515	121,364
Consumer and commercial deposits	99,649	96,708	97,927	97,792	98,553
Brokered and foreign deposits	15,717	21,140	23,983	26,714	26,124
Total shareholders’ equity	18,033	17,550	17,928	17,720	18,155

As of
Total assets	179,574	175,857	180,314	186,385	182,162
Earning assets	154,397	151,229	157,095	163,299	159,064
Loans	122,319	120,748	118,788	116,913	121,454
Allowance for loan and lease losses	1,283	1,094	1,050	1,034	1,045
Consumer and commercial deposits	101,870	98,834	97,822	99,875	99,776
Brokered and foreign deposits	15,973	17,026	25,069	23,563	24,246
Total shareholders’ equity	18,053	17,907	17,369	17,969	17,814

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	0.03%	0.95%	1.52%	1.16%	1.10%
Return on average assets less net unrealized securities gains [1]	(0.01)	0.93	1.18	1.15	1.04
Return on average common shareholders’ equity	0.07	9.60	15.51	12.10	11.20
Return on average realized common shareholders’ equity [1]	(0.33)	9.86	12.71	12.54	11.17
Net interest margin [2]	3.13	3.18	3.10	3.02	2.94
Efficiency ratio [2]	82.19	63.35	52.69	59.79	59.67
Tangible efficiency ratio [1]	80.86	62.13	51.64	58.65	58.49
Effective tax rate	(116.22)	26.68	31.45	30.59	27.07
Tier 1 capital ratio	7.00 [3]	7.44	7.49	7.60	7.72
Total capital ratio	10.30 [3]	10.72	10.67	10.94	11.11
Tier 1 leverage ratio	6.94 [3]	7.28	7.11	7.24	7.23
Total average shareholders’ equity to total average assets	10.30	10.05	9.96	9.76	9.96
Tangible equity to tangible assets [1]	6.28	6.32	5.85	5.97	6.03

Full-time equivalent employees	32,323	32,903	33,241	33,397	33,599
Number of ATMs	2,507	2,518	2,533	2,543	2,569
Full service banking offices	1,682	1,683	1,685	1,691	1,701
Traditional	1,343	1,339	1,338	1,338	1,349
In-store	339	344	347	353	352

Book value per common share	$50.38	$50.01	$48.33	$49.00	$48.78
Market price:
High	78.76	90.47	94.18	87.43	85.64
Low	60.02	73.61	78.16	80.76	76.76
Close	62.49	75.67	85.74	83.04	84.45
Market capitalization	21,772	26,339	29,928	29,604	29,972

Average common shares outstanding (000s)
Diluted	348,072	349,592	356,008	357,214	358,292
Basic	345,917	346,150	351,987	353,448	354,677

[1]	See Appendix A and Appendix B for reconcilements of non-GAAP performance measures.
[2]

Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue-FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Current period tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31		Increase/(Decrease) [2]		December 31		Increase/(Decrease) [2]
	2007	2006	Amount	%	2007	2006	Amount	%
Interest income	$2,448,701	$2,564,731	($116,030)	(4.5)%	$10,035,920	$9,792,020	$243,900	2.5%
Interest expense	1,281,188	1,403,442	(122,254)	(8.7)	5,316,376	5,131,555	184,821	3.6

NET INTEREST INCOME	1,167,513	1,161,289	6,224	0.5	4,719,544	4,660,465	59,079	1.3
Provision for loan losses	356,781	115,806	240,975	NM	664,922	262,536	402,386	NM

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	810,732	1,045,483	(234,751)	(22.5)	4,054,622	4,397,929	(343,307)	(7.8)

NONINTEREST INCOME
Service charges on deposit accounts	222,213	191,628	30,585	16.0	822,031	763,720	58,311	7.6
Trust and investment management income	170,854	169,248	1,606	0.9	685,034	686,865	(1,831)	(0.3)
Retail investment services	71,650	65,000	6,650	10.2	278,042	233,974	44,068	18.8
Other charges and fees	121,849	122,386	(537)	(0.4)	479,074	462,063	17,011	3.7
Investment banking income	55,041	71,211	(16,170)	(22.7)	214,885	230,553	(15,668)	(6.8)
Trading account profits/(losses) and commissions	(437,162)	9,586	(446,748)	NM	(361,711)	113,047	(474,758)	NM
Card fees	77,481	64,187	13,294	20.7	280,706	247,647	33,059	13.3
Mortgage production related income	22,366	47,476	(25,110)	(52.9)	90,983	217,428	(126,445)	(58.2)
Mortgage servicing related income	57,364	8,994	48,370	NM	195,436	121,738	73,698	60.5
Net gain on sale of Bond Trustee business	-	-	-	-	-	112,759	(112,759)	(100.0)
Gain on sale upon merger of Lighthouse Partners	-	-	-	-	32,340	-	32,340	NM
Net gain on sale/leaseback of premises	118,840	-	118,840	NM	118,840	-	118,840	NM
Other noninterest income	89,827	97,473	(7,646)	(7.8)	349,907	329,055	20,852	6.3
Securities gains/(losses), net	5,694	35,377	(29,683)	(83.9)	243,117	(50,477)	293,594	NM

Total noninterest income	576,017	882,566	(306,549)	(34.7)	3,428,684	3,468,372	(39,688)	(1.1)

NONINTEREST EXPENSE
Employee compensation and benefits	682,810	657,093	25,717	3.9	2,770,188	2,725,453	44,735	1.6
Net occupancy expense	92,705	85,846	6,859	8.0	351,238	334,213	17,025	5.1
Outside processing and software	105,407	101,538	3,869	3.8	410,945	393,576	17,369	4.4
Equipment expense	51,734	49,234	2,500	5.1	206,498	197,038	9,460	4.8
Marketing and customer development	59,115	45,249	13,866	30.6	195,043	173,205	21,838	12.6
Amortization of intangible assets	23,414	24,304	(890)	(3.7)	96,680	103,226	(6,546)	(6.3)
Loss on extinguishment of debt	-	11,665	(11,665)	(100.0)	9,800	11,665	(1,865)	(16.0)
Visa litigation	76,930	-	76,930	NM	76,930	-	76,930	NM
Other noninterest expense	363,226	258,848	104,378	40.3	1,116,455	941,484	174,971	18.6

Total noninterest expense	1,455,341	1,233,777	221,564	18.0	5,233,777	4,879,860	353,917	7.3

INCOME/(LOSS) BEFORE PROVISION/(BENEFIT) FOR INCOME TAXES	(68,592)	694,272	(762,864)	NM	2,249,529	2,986,441	(736,912)	(24.7)
Provision/(benefit) for income taxes	(79,716)	187,918	(267,634)	NM	615,514	868,970	(253,456)	(29.2)

Net income	11,124	506,354	(495,230)	(97.8)	1,634,015	2,117,471	(483,456)	(22.8)
Preferred dividends	7,867	7,729	138	1.8	30,275	7,729	22,546	NM

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$3,257	$498,625	($495,368)	(99.3)	$1,603,740	$2,109,742	($506,002)	(24.0)

Net interest income - FTE [1]	$1,194,757	$1,185,166	$9,591	0.8	$4,822,224	$4,748,431	$73,793	1.6

Net income per average common share
Diluted	0.01	1.39	(1.38)	(99.3)	4.55	5.82	(1.27)	(21.8)
Basic	0.01	1.41	(1.40)	(99.3)	4.59	5.87	(1.28)	(21.8)

Cash dividends paid per common share	0.73	0.61	0.12	19.7	2.92	2.44	0.48	19.7
Average common shares outstanding (000s)
Diluted	348,072	358,292	(10,220)	(2.9)	352,688	362,802	(10,114)	(2.8)
Basic	345,917	354,677	(8,760)	(2.5)	349,346	359,413	(10,067)	(2.8)

[1]

Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended
	December 31 2007	September 30 2007	June 30 2007	March 31 2007	December 31 2006
Interest income	$2,448,701	$2,515,292	$2,543,870	$2,528,057	$2,564,731
Interest expense	1,281,188	1,323,104	1,348,586	1,363,498	1,403,442

NET INTEREST INCOME	1,167,513	1,192,188	1,195,284	1,164,559	1,161,289
Provision for loan losses	356,781	147,020	104,680	56,441	115,806

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	810,732	1,045,168	1,090,604	1,108,118	1,045,483

NONINTEREST INCOME
Service charges on deposit accounts	222,213	213,939	196,844	189,035	191,628
Trust and investment management income	170,854	175,242	164,620	174,318	169,248
Retail investment services	71,650	71,064	71,785	63,543	65,000
Other charges and fees	121,849	120,730	118,358	118,137	122,386
Investment banking income	55,041	47,688	61,999	50,157	71,211
Trading account profits/(losses) and commissions	(437,162)	(31,187)	16,437	90,201	9,586
Card fees	77,481	70,450	68,580	64,195	64,187
Mortgage production related income	22,366	12,950	64,322	(8,655)	47,476
Mortgage servicing related income	57,364	57,142	45,527	35,403	8,994
Gain on sale upon merger of Lighthouse Partners	-	-	-	32,340	-
Net gain on sale/leaseback of premises	118,840	-	-	-	-
Other noninterest income	89,827	80,130	109,738	70,212	97,473
Securities gains/(losses), net	5,694	991	236,412	20	35,377

Total noninterest income	576,017	819,139	1,154,622	878,906	882,566

NONINTEREST EXPENSE
Employee compensation and benefits	682,810	677,765	710,613	699,000	657,093
Net occupancy expense	92,705	87,626	84,650	86,257	85,846
Outside processing and software	105,407	105,132	100,730	99,676	101,538
Equipment expense	51,734	51,532	53,823	49,409	49,234
Marketing and customer development	59,115	46,897	43,326	45,705	45,249
Amortization of intangible assets	23,414	24,820	24,904	23,542	24,304
Loss on extinguishment of debt	-	9,800	-	-	11,665
Visa litigation	76,930	-	-	-	-
Other noninterest expense	363,226	287,673	233,148	232,408	258,848

Total noninterest expense	1,455,341	1,291,245	1,251,194	1,235,997	1,233,777

INCOME/(LOSS) BEFORE PROVISION/(BENEFIT) FOR INCOME TAXES	(68,592)	573,062	994,032	751,027	694,272
Provision/(benefit) for income taxes	(79,716)	152,898	312,601	229,731	187,918
Net income	11,124	420,164	681,431	521,296	506,354
Preferred dividends	7,867	7,526	7,519	7,363	7,729
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$3,257	$412,638	$673,912	$513,933	$498,625

Net interest income - FTE [1]	$1,194,757	$1,219,243	$1,219,952	$1,188,272	$1,185,166
Net income per average common share
Diluted	0.01	1.18	1.89	1.44	1.39
Basic	0.01	1.19	1.91	1.45	1.41
Cash dividends paid per common share	0.73	0.73	0.73	0.73	0.61
Average common shares outstanding (000s)
Diluted	348,072	349,592	356,008	357,214	358,292
Basic	345,917	346,150	351,987	353,448	354,677

[1]

Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

	As of December 31		Increase/(Decrease) [3]
	2007	2006	Amount	%
ASSETS
Cash and due from banks	$4,270,917	$4,235,889	$35,028	0.8%
Interest-bearing deposits in other banks	24,355	21,810	2,545	11.7
Funds sold and securities purchased under agreements to resell	1,347,329	1,050,046	297,283	28.3
Trading assets	10,518,379	2,777,629	7,740,750	NM
Securities available for sale [1]	16,264,107	25,101,715	(8,837,608)	(35.2)
Loans held for sale (loans at fair value: $6,325,160 as of December 31, 2007)	8,851,695	11,790,122	(2,938,427)	(24.9)
Loans:
Commercial	35,929,400	34,613,882	1,315,518	3.8
Real estate:
Home equity lines	14,911,598	14,102,655	808,943	5.7
Construction	13,776,651	13,892,988	(116,337)	(0.8)
Residential mortgages (loans at fair value: $220,784 as of December 31, 2007)	32,779,744	33,830,101	(1,050,357)	(3.1)
Commercial real estate	12,609,543	12,567,824	41,719	0.3
Consumer:
Direct	3,963,869	4,160,091	(196,222)	(4.7)
Indirect	7,494,130	7,936,102	(441,972)	(5.6)
Credit card	854,059	350,690	503,369	NM

Total loans	122,318,994	121,454,333	864,661	0.7
Allowance for loan and lease losses	(1,282,504)	(1,044,521)	237,983	22.8

Net loans	121,036,490	120,409,812	626,678	0.5
Goodwill	6,921,493	6,889,860	31,633	0.5
Other intangible assets	1,362,995	1,181,984	181,011	15.3
Other real estate owned	183,753	55,460	128,293	NM
Other assets	8,792,420	8,647,282	145,138	1.7

Total assets [2]	$179,573,933	$182,161,609	($2,587,676)	(1.4)

LIABILITIES
Noninterest-bearing consumer and commercial deposits	$21,083,234	$22,887,176	($1,803,942)	(7.9	) %
Interest-bearing consumer and commercial deposits:
NOW accounts	22,558,374	20,230,763	2,327,611	11.5
Money market accounts	24,522,640	22,371,828	2,150,812	9.6
Savings	3,917,099	5,198,980	(1,281,881)	(24.7)
Consumer time	17,264,208	16,824,239	439,969	2.6
Other time	12,524,470	12,262,902	261,568	2.1

Total consumer and commercial deposits	101,870,025	99,775,888	2,094,137	2.1
Brokered deposits (CDs at fair value: $234,345 as of December 31, 2007; $97,370 as of December 31, 2006)	11,715,024	18,150,059	(6,435,035)	(35.5)
Foreign deposits	4,257,601	6,095,682	(1,838,081)	(30.2)

Total deposits	117,842,650	124,021,629	(6,178,979)	(5.0)
Funds purchased	3,431,185	4,867,591	(1,436,406)	(29.5)
Securities sold under agreements to repurchase	5,748,277	6,950,426	(1,202,149)	(17.3)
Other short-term borrowings	3,021,358	2,062,636	958,722	46.5
Long-term debt (notes at fair value: $7,446,980 as of December 31, 2007)	22,956,508	18,992,905	3,963,603	20.9
Trading liabilities	2,160,385	1,634,097	526,288	32.2
Other liabilities	6,361,052	5,818,719	542,333	9.3

Total liabilities	161,521,415	164,348,003	(2,826,588)	(1.7)

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	500,000	500,000	-	-
Common stock, $1.00 par value	370,578	370,578	-	-
Additional paid in capital	6,707,293	6,627,196	80,097	1.2
Retained earnings	10,646,640	10,541,152	105,488	1.0
Treasury stock, at cost, and other	(1,779,142)	(1,151,269)	627,873	54.5
Accumulated other comprehensive income	1,607,149	925,949	681,200	73.6

Total shareholders’ equity	18,052,518	17,813,606	238,912	1.3

Total liabilities and shareholders’ equity	$179,573,933	$182,161,609	($2,587,676)	(1.4)

Common shares outstanding	348,411,163	354,902,566	(6,491,403)	(1.8)
Common shares authorized	750,000,000	750,000,000	-	-
Preferred shares outstanding	5,000	5,000	-	-
Preferred shares authorized	50,000,000	50,000,000	-	-
Treasury shares of common stock	22,167,235	15,675,832	6,491,403	41.4

[1] Includes net unrealized gains of	$2,724,643	$2,103,362	$621,281	29.5%
[2] Includes earning assets of	154,397,231	159,063,834	(4,666,603)	(2.9)
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

	As of
	December 31 2007	September 30 2007	June 30 2007	March 31 2007	December 31 2006
ASSETS
Cash and due from banks	$4,270,917	$4,162,456	$4,254,430	$3,867,957	$4,235,889
Interest-bearing deposits in other banks	24,355	29,684	25,991	21,974	21,810
Funds sold and securities purchased under agreements to resell	1,347,329	968,553	1,143,995	883,833	1,050,046
Trading assets	10,518,379	9,566,806	13,044,972	21,545,502	2,777,629
Securities available for sale [1]	16,264,107	15,243,133	14,725,957	13,163,036	25,101,715
Loans held for sale	8,851,695	8,675,427	12,474,932	14,067,788	11,790,122
Loans:
Commercial	35,929,400	34,969,714	34,362,837	33,484,170	34,613,882
Real estate:
Home equity lines	14,911,598	14,598,774	14,303,659	14,039,685	14,102,655
Construction	13,776,651	14,358,990	14,417,949	14,175,478	13,892,988
Residential mortgages	32,779,744	31,603,884	30,759,216	30,248,543	33,830,101
Commercial real estate	12,609,543	12,487,309	12,416,329	12,454,475	12,567,824
Consumer:
Direct	3,963,869	4,419,290	4,391,739	4,293,308	4,160,091
Indirect	7,494,130	7,642,099	7,739,369	7,840,962	7,936,102
Credit card	854,059	668,353	396,624	375,938	350,690

Total loans	122,318,994	120,748,413	118,787,722	116,912,559	121,454,333
Allowance for loan and lease losses	(1,282,504)	(1,093,691)	(1,050,362)	(1,033,939)	(1,044,521)

Net loans	121,036,490	119,654,722	117,737,360	115,878,620	120,409,812
Goodwill	6,921,493	6,912,110	6,897,050	6,896,723	6,889,860
Other intangible assets	1,362,995	1,327,060	1,290,460	1,293,457	1,181,984
Other real estate owned	183,753	156,106	100,973	74,645	55,460
Other assets	8,792,420	9,161,172	8,618,252	8,691,306	8,647,282

Total assets [2]	$179,573,933	$175,857,229	$180,314,372	$186,384,841	$182,161,609

LIABILITIES
Noninterest-bearing consumer and commercial deposits	$21,083,234	$20,857,240	$22,725,654	$22,765,045	$22,887,176
Interest-bearing consumer and commercial deposits:
NOW accounts	22,558,374	20,319,435	20,255,930	20,802,207	20,230,763
Money market accounts	24,522,640	24,011,524	21,645,616	22,070,587	22,371,828
Savings	3,917,099	4,376,155	4,698,516	5,102,312	5,198,980
Consumer time	17,264,208	17,037,866	16,745,010	17,044,783	16,824,239
Other time	12,524,470	12,231,832	11,751,246	12,089,882	12,262,902

Total consumer and commercial deposits	101,870,025	98,834,052	97,821,972	99,874,816	99,775,888
Brokered deposits	11,715,024	14,188,886	16,659,978	18,203,295	18,150,059
Foreign deposits	4,257,601	2,836,775	8,408,752	5,360,164	6,095,682

Total deposits	117,842,650	115,859,713	122,890,702	123,438,275	124,021,629
Funds purchased	3,431,185	1,512,054	3,405,459	6,433,195	4,867,591
Securities sold under agreements to repurchase	5,748,277	5,548,486	6,081,096	6,851,863	6,950,426
Other short-term borrowings	3,021,358	2,971,761	2,083,518	1,958,438	2,062,636
Long-term debt	22,956,508	22,661,381	20,604,933	19,007,959	18,992,905
Trading liabilities	2,160,385	1,906,002	2,156,279	1,642,958	1,634,097
Other liabilities	6,361,052	7,490,585	5,723,532	9,083,615	5,818,719

Total liabilities	161,521,415	157,949,982	162,945,519	168,416,303	164,348,003

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	500,000	500,000	500,000	500,000	500,000
Common stock, $1.00 par value	370,578	370,578	370,578	370,578	370,578
Additional paid in capital	6,707,293	6,709,002	6,589,387	6,688,660	6,627,196
Retained earnings	10,646,640	10,897,059	10,739,449	10,325,246	10,541,152
Treasury stock, at cost, and other	(1,779,142)	(1,821,360)	(1,751,449)	(1,101,172)	(1,151,269)
Accumulated other comprehensive income	1,607,149	1,251,968	920,888	1,185,226	925,949

Total shareholders’ equity	18,052,518	17,907,247	17,368,853	17,968,538	17,813,606

Total liabilities and shareholders’ equity	$179,573,933	$175,857,229	$180,314,372	$186,384,841	$182,161,609

Common shares outstanding	348,411,163	348,073,971	349,052,800	356,504,563	354,902,566
Common shares authorized	750,000,000	750,000,000	750,000,000	750,000,000	750,000,000
Preferred shares outstanding	5,000	5,000	5,000	5,000	5,000
Preferred shares authorized	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000
Treasury shares of common stock	22,167,235	22,504,427	21,525,598	14,073,835	15,675,832

[1] Includes net unrealized gains of	$2,724,643	$2,391,606	$2,035,623	$2,333,896	$2,103,362
[2] Includes earning assets of	154,397,231	151,228,575	157,094,873	163,299,162	159,063,834

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended
	December 31, 2007			September 30, 2007
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$31,990.3	$517.4	6.47%	$31,003.5	$498.5	6.43%
Real estate construction	13,250.9	238.8	7.15	13,686.6	260.0	7.54
Real estate home equity lines	14,394.8	268.1	7.39	14,133.1	279.5	7.85
Real estate commercial	12,891.6	221.2	6.81	12,759.3	225.3	7.01
Commercial - FTE [1]	34,879.3	564.9	6.43	34,247.9	562.6	6.52
Credit card	690.1	2.1	1.23	516.3	4.2	3.29
Consumer - direct	3,949.3	70.7	7.10	4,368.0	80.0	7.26
Consumer - indirect	7,877.3	125.7	6.33	7,966.4	124.6	6.21
Nonaccrual and restructured	1,170.7	4.3	1.45	877.5	3.8	1.72

Total loans	121,094.3	2,013.2	6.60	119,558.6	2,038.5	6.76
Securities available for sale:
Taxable	11,814.6	182.9	6.19	11,546.2	179.7	6.23
Tax-exempt - FTE [1]	1,054.0	16.0	6.07	1,040.9	15.8	6.05

Total securities available for sale - FTE [1]	12,868.6	198.9	6.18	12,587.1	195.5	6.21
Funds sold and securities purchased under agreements to resell	1,066.1	11.6	4.25	872.5	11.1	4.99
Loans held for sale	8,777.6	139.2	6.34	9,748.0	155.6	6.39
Interest-bearing deposits	18.2	0.3	6.22	24.9	0.3	4.28
Interest earning trading assets	7,716.2	112.8	5.80	9,536.5	141.2	5.88

Total earning assets	151,541.0	2,476.0	6.48	152,327.6	2,542.2	6.62
Allowance for loan and lease losses	(1,114.9)			(1,059.1)
Cash and due from banks	3,462.6			3,417.2
Other assets	17,172.3			16,719.9
Noninterest earning trading assets	1,660.9			1,155.9
Unrealized gains on securities available for sale, net	2,408.6			2,091.9

Total assets	$175,130.5			$174,653.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$20,737.2	$121.0	2.32%	$19,543.4	$117.9	2.39%
Money market accounts	24,261.5	177.7	2.91	22,560.3	160.0	2.81
Savings	4,177.7	11.1	1.05	4,456.5	13.3	1.19
Consumer time	17,170.7	197.2	4.56	16,839.9	193.4	4.56
Other time	12,353.3	151.5	4.87	11,862.4	146.3	4.89

Total interest-bearing consumer and commercial deposits	78,700.4	658.5	3.32	75,262.5	630.9	3.33
Brokered deposits	12,771.1	168.2	5.15	15,806.3	214.6	5.31
Foreign deposits	2,945.9	32.6	4.33	5,333.6	68.8	5.05

Total interest-bearing deposits	94,417.4	859.3	3.61	96,402.4	914.3	3.76
Funds purchased	2,151.4	24.1	4.38	2,291.3	28.9	4.94
Securities sold under agreements to repurchase	5,706.7	55.2	3.78	5,732.2	64.7	4.42
Interest-bearing trading liabilities	504.2	3.5	2.75	354.1	3.4	3.85
Other short-term borrowings	3,202.8	37.4	4.63	2,730.1	33.6	4.89
Long-term debt	22,808.1	301.7	5.25	21,143.5	278.1	5.22

Total interest-bearing liabilities	128,790.6	1,281.2	3.95	128,653.6	1,323.0	4.08
Noninterest-bearing deposits	20,948.1			21,445.1
Other liabilities	5,812.5			5,633.7
Noninterest-bearing trading liabilities	1,546.5			1,370.8
Shareholders’ equity	18,032.8			17,550.2

Total liabilities and shareholders’ equity	$175,130.5			$174,653.4

Interest Rate Spread			2.53%			2.54%

Net Interest Income - FTE [1]		$1,194.8			$1,219.2

Net Interest Margin [2]			3.13%			3.18%

[1]

The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended
	June 30, 2007			March 31, 2007			December 31, 2006
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$30,754.4	$493.2	6.42%	$34,089.1	$527.3	6.19%	$34,345.4	$531.8	6.19%
Real estate construction	13,710.1	259.4	7.59	13,430.3	252.7	7.63	13,204.0	254.3	7.64
Real estate home equity lines	13,849.7	272.4	7.89	13,738.1	268.3	7.92	13,722.9	273.4	7.90
Real estate commercial	12,731.8	220.8	6.95	12,830.6	220.2	6.96	12,784.8	223.1	6.93
Commercial-FTE [1]	33,607.7	539.6	6.44	34,032.8	535.6	6.38	33,965.1	545.8	6.37
Credit card	403.7	5.9	5.80	369.5	5.5	5.94	351.4	5.3	5.99
Consumer-direct	4,347.5	78.2	7.21	4,220.5	76.0	7.30	4,116.3	76.8	7.40
Consumer-indirect	8,063.6	123.1	6.12	8,166.5	122.0	6.06	8,231.8	123.8	5.97
Nonaccrual and restructured	696.1	4.8	2.76	637.5	4.5	2.85	642.1	5.0	3.06

Total loans	118,164.6	1,997.4	6.78	121,514.9	2,012.1	6.72	121,363.8	2,039.3	6.67
Securities available for sale:
Taxable	11,014.3	167.7	6.09	6,650.6	108.7	6.54	22,170.4	282.0	5.09
Tax-exempt-FTE [1]	1,041.2	15.2	5.85	1,038.8	15.2	5.86	998.0	14.6	5.85

Total securities available for sale-FTE [1]	12,055.5	182.9	6.07	7,689.4	123.9	6.44	23,168.4	296.6	5.12
Funds sold and securities purchased under agreements to resell	1,038.1	13.2	5.04	1,006.3	12.9	5.12	1,176.3	15.4	5.15
Loans held for sale	13,454.3	200.4	5.96	11,205.2	173.7	6.20	12,009.3	198.4	6.61
Interest-bearing deposits	24.1	0.3	5.74	28.9	0.4	5.69	31.2	0.3	3.76
Interest earning trading assets	12,857.6	174.3	5.44	18,028.9	228.8	5.15	2,365.8	38.6	6.46

Total earning assets	157,594.2	2,568.5	6.54	159,473.6	2,551.8	6.49	160,114.8	2,588.6	6.41
Allowance for loan and lease losses	(1,037.6)			(1,050.5)			(1,086.1)
Cash and due from banks	3,427.7			3,520.0			3,683.1
Other assets	16,626.9			16,272.9			16,665.6
Noninterest earning trading assets	986.6			985.1			1,000.5
Unrealized gains on securities available for sale, net	2,398.7			2,305.3			1,965.4

Total assets	$179,996.5			$181,506.4			$182,343.3

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits:
NOW accounts	$20,065.8	$119.0	2.38%	$19,820.1	$115.9	2.37%	$18,441.1	$102.2	2.20%
Money market accounts	21,773.3	142.0	2.62	22,089.1	142.9	2.62	23,075.7	153.1	2.63
Savings	4,786.7	14.8	1.24	5,024.8	16.3	1.32	5,437.0	23.6	1.73
Consumer time	16,942.3	190.5	4.51	16,809.4	183.1	4.42	16,682.8	180.8	4.30
Other time	11,962.4	144.5	4.85	12,115.8	144.0	4.82	12,338.6	148.3	4.77

Total interest-bearing consumer and commercial deposits	75,530.5	610.8	3.24	75,859.2	602.2	3.22	75,975.2	608.0	3.18
Brokered deposits	16,972.2	227.5	5.30	18,888.5	250.8	5.31	18,102.0	243.1	5.25
Foreign deposits	7,011.2	92.9	5.24	7,825.6	102.9	5.26	8,022.2	107.6	5.25

Total interest-bearing deposits	99,513.9	931.2	3.75	102,573.3	955.9	3.78	102,099.4	958.7	3.73
Funds purchased	3,967.7	52.2	5.21	4,693.1	61.2	5.22	5,163.4	68.8	5.21
Securities sold under agreements to repurchase	6,339.0	74.4	4.64	6,768.0	79.5	4.70	7,148.8	86.3	4.72
Interest-bearing trading liabilities	453.1	4.4	3.87	409.4	4.3	4.25	488.5	5.3	4.28
Other short-term borrowings	2,262.3	28.3	5.02	1,758.4	21.7	5.01	1,913.3	24.4	5.08
Long-term debt	19,772.4	258.0	5.24	19,000.8	240.9	5.14	17,854.2	259.9	5.78

Total interest-bearing liabilities	132,308.4	1,348.5	4.09	135,203.0	1,363.5	4.09	134,667.6	1,403.4	4.13
Noninterest-bearing deposits	22,395.8			21,933.1			22,577.7
Other liabilities	6,185.4			5,499.1			5,779.5
Noninterest-bearing trading liabilities	1,178.8			1,150.8			1,163.0
Shareholders' equity	17,928.1			17,720.4			18,155.5

Total liabilities and shareholders’ equity	$179,996.5			$181,506.4			$182,343.3

Interest Rate Spread			2.45%			2.40%			2.28%

Net Interest Income-FTE [1]		$1,220.0			$1,188.3			$1,185.2

Net Interest Margin [2]			3.10%			3.02%			2.94%

[1]

The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income-FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Twelve Months Ended
	December 31, 2007			December 31, 2006
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$31,951.0	$2,036.5	6.37%	$33,523.5	$2,022.6	6.03%
Real estate construction	13,519.4	1,011.0	7.48	12,333.9	923.8	7.49
Real estate home equity lines	14,031.0	1,088.2	7.76	13,565.2	1,032.3	7.61
Real estate commercial	12,803.4	887.5	6.93	12,803.7	866.6	6.77
Commercial - FTE [1]	34,194.4	2,202.6	6.44	33,836.1	2,087.4	6.17
Credit card	495.9	17.7	3.57	315.3	19.1	6.09
Consumer - direct	4,221.0	304.9	7.22	4,460.8	313.6	7.03
Consumer - indirect	8,017.5	495.4	6.18	8,376.6	477.6	5.70
Nonaccrual and restructured	847.0	17.3	2.05	430.1	16.6	3.85

Total loans	120,080.6	8,061.1	6.71	119,645.2	7,759.6	6.49
Securities available for sale:
Taxable	10,274.1	639.1	6.22	23,430.9	1,146.8	4.89
Tax-exempt - FTE [1]	1,043.8	62.2	5.96	954.5	55.8	5.85

Total securities available for sale - FTE [1]	11,317.9	701.3	6.20	24,385.4	1,202.6	4.93
Funds sold and securities purchased under agreement to resell	995.6	48.8	4.91	1,158.6	57.0	4.92
Loans held for sale	10,786.7	668.9	6.20	11,082.8	728.0	6.57
Interest-bearing deposits	24.0	1.3	5.44	93.4	3.3	3.59
Interest earning trading assets	11,999.6	657.2	5.48	2,063.3	129.5	6.28

Total earning assets	155,204.4	10,138.6	6.53	158,428.7	9,880.0	6.24
Allowance for loan and lease losses	(1,065.7)			(1,061.3)
Cash and due from banks	3,456.6			3,834.8
Other assets	16,700.5			16,534.9
Noninterest earning trading assets	1,198.9			957.5
Unrealized gains on securities available for sale, net	2,300.8			1,620.5

Total assets	$177,795.5			$180,315.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$20,042.8	$473.9	2.36%	$17,214.4	$307.8	1.79%
Money market accounts	22,676.7	622.5	2.75	24,507.9	634.5	2.59
Savings	4,608.7	55.5	1.20	5,371.1	79.1	1.47
Consumer time	16,941.3	764.2	4.51	15,622.7	614.6	3.93
Other time	12,073.5	586.3	4.86	11,146.9	492.9	4.42

Total interest-bearing consumer and commercial deposits	76,343.0	2,502.4	3.28	73,863.0	2,128.9	2.88
Brokered deposits	16,091.9	861.2	5.35	17,425.7	880.5	5.05
Foreign deposits	5,764.5	297.2	5.16	9,064.5	455.3	5.02

Total interest-bearing deposits	98,199.4	3,660.8	3.73	100,353.2	3,464.7	3.45
Funds purchased	3,266.2	166.5	5.10	4,439.5	222.9	5.02
Securities sold under agreements to repurchase	6,132.5	273.8	4.46	7,087.0	320.1	4.52
Interest-bearing trading liabilities	430.2	15.6	3.62	404.9	15.5	3.84
Other short-term borrowings	2,493.0	121.0	4.85	1,507.1	74.5	4.93
Long-term debt	20,692.9	1,078.7	5.21	18,600.7	1,033.9	5.56

Total interest-bearing liabilities	131,214.2	5,316.4	4.05	132,392.4	5,131.6	3.88
Noninterest-bearing deposits	21,677.2			23,312.3
Other liabilities	5,783.1			5,895.2
Noninterest-bearing trading liabilities	1,313.0			1,168.5
Shareholders’ equity	17,808.0			17,546.7

Total liabilities and shareholders' equity	$177,795.5			$180,315.1

Interest Rate Spread			2.48%			2.36%

Net Interest Income - FTE [1]		$4,822.2			$4,748.4

Net Interest Margin [2]			3.11%			3.00%

[1]

The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing net interest income-FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

OTHER FINANCIAL DATA

(Dollars in thousands) (Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31		Increase/(Decrease)		December 31		Increase/(Decrease)
	2007	2006	Amount	%[1]	2007	2006	Amount	%[1]
CREDIT DATA
Allowance for loan and lease losses-beginning	$1,093,691	$1,087,316	$6,375	0.6%	$1,044,521	$1,028,128	$16,393	1.6%
Provision for loan losses	356,781	115,806	240,975	NM	664,922	262,536	402,386	NM
Allowance associated with loans at fair value[2]	-	-	-	-	(4,100)	-	4,100	NM
Charge-offs
Commercial	(38,239)	(127,831)	(89,592)	(70.1)	(140,859)	(183,501)	(42,642)	(23.2)
Real estate:
Home equity lines	(46,842)	(11,038)	35,804	NM	(116,218)	(28,816)	87,402	NM
Construction	(7,616)	(1,230)	6,386	NM	(12,159)	(2,281)	9,878	NM
Residential mortgages	(59,319)	(7,806)	51,513	NM	(113,080)	(29,596)	83,484	NM
Commercial real estate	(299)	(4,256)	(3,957)	(93.0)	(2,069)	(8,050)	(5,981)	(74.3)
Consumer:
Direct	(6,630)	(5,924)	706	11.9	(23,509)	(22,010)	1,499	6.8
Indirect	(32,448)	(25,450)	6,998	27.5	(106,454)	(82,315)	24,139	29.3

Total charge-offs	(191,393)	(183,535)	7,858	4.3	(514,348)	(356,569)	157,779	44.2

Recoveries
Commercial	6,613	6,657	(44)	(0.7)	24,242	29,971	(5,729)	(19.1)
Real estate:
Home equity lines	2,182	1,529	653	42.7	7,789	6,840	949	13.9
Construction	705	755	(50)	(6.6)	1,150	2,040	(890)	(43.6)
Residential mortgages	1,328	1,686	(358)	(21.2)	5,462	7,909	(2,447)	(30.9)
Commercial real estate	846	1,748	(902)	(51.6)	1,910	6,212	(4,302)	(69.3)
Consumer:
Direct	2,484	2,805	(321)	(11.4)	9,613	12,126	(2,513)	(20.7)
Indirect	9,267	9,754	(487)	(5.0)	41,343	45,328	(3,985)	(8.8)

Total recoveries	23,425	24,934	(1,509)	(6.1)	91,509	110,426	(18,917)	(17.1)

Net charge-offs	(167,968)	(158,601)	9,367	5.9	(422,839)	(246,143)	176,696	71.8

Allowance for loan and lease losses-ending	$1,282,504	$1,044,521	$237,983	22.8	$1,282,504	$1,044,521	$237,983	22.8

Net charge-offs to average loans (annualized)
Commercial	0.35%	1.39%	(1.04)%	(74.6)%	0.34%	0.45%	(0.11)%	(25.4)%
Real estate:
Home equity lines	1.23	0.27	0.96	NM	0.77	0.16	0.61	NM
Construction	0.20	0.01	0.19	NM	0.08	-	0.08	NM
Residential mortgages	0.70	0.07	0.63	NM	0.33	0.06	0.27	NM
Commercial real estate	(0.02)	0.08	(0.10)	NM	-	0.01	(0.01)	(100.0)
Consumer:
Direct	0.42	0.30	0.12	38.5	0.33	0.22	0.11	49.6
Indirect	1.16	0.75	0.41	54.3	0.81	0.44	0.37	84.0
Total net charge-offs to total average loans	0.55	0.52	0.03	5.8	0.35	0.21	0.14	66.7
Period Ended
Nonaccrual loans
Commercial	$74,463	$106,769	($32,306)	(30.3)%
Real estate:
Construction	295,335	38,646	256,689	NM
Residential mortgages [3]	977,077	279,458	697,619	NM
Commercial real estate	44,502	55,365	(10,863)	(19.6)
Consumer loans	39,031	23,520	15,511	65.9

Total nonaccrual loans	1,430,407	503,758	926,649	NM
Restructured loans	29,851	27,993	1,858	6.6

Total nonperforming loans	1,460,258	531,751	928,507	NM
Other real estate owned (OREO)	183,753	55,460	128,293	NM
Other repossessed assets	11,536	6,617	4,919	74.3

Total nonperforming assets	$1,655,547	$593,828	$1,061,719	NM

Total accruing loans past due 90 days or more	$611,003	$353,115	$257,888	73.0%

Total nonperforming loans to total loans	1.19%	0.44%	0.75%	NM %
Total nonperforming assets to total loans plus OREO and other repossessed assets	1.35	0.49	0.86	NM
Allowance to period-end loans	1.05	0.86	0.19	22.1
Allowance to nonperforming loans	87.8	196.4	(108.60)	(55.3)
Allowance to annualized net charge-offs	1.92 x	1.66 x	0.26 x	0.16

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[2]	Amount removed from the allowance for loan losses related to the Company’s election to record $4.1 billion of residential mortgages at fair value.
[3]	Includes home equity lines on nonaccrual status.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER OTHER FINANCIAL DATA

(Dollars in thousands) (Unaudited)

	Three Months Ended
	December 31 2007	September 30 2007	Increase/(Decrease)			June 30 2007	March 31 2007	December 31 2006
			Amount		% [1]
CREDIT DATA
Allowance for loan and lease losses-beginning	$1,093,691	$1,050,362	$43,329		4.1%	$1,033,939	$1,044,521	$1,087,316
Provision for loan losses	356,781	147,020	209,761		NM	104,680	56,441	115,806
Allowance associated with loans at fair value [2]	-	-	-		-	-	(4,100)	-
Charge-offs
Commercial	(38,239)	(39,487)	(1,248)		(3.2)	(40,853)	(22,280)	(127,831)
Real estate:
Home equity lines	(46,842)	(29,075)	17,767		61.1	(24,429)	(15,872)	(11,038)
Construction	(7,616)	(2,477)	5,139		NM	(1,468)	(598)	(1,230)
Residential mortgages	(59,319)	(19,853)	39,466		NM	(19,615)	(14,293)	(7,806)
Commercial real estate	(299)	(789)	(490)		(62.1)	(694)	(287)	(4,256)
Consumer:
Direct	(6,630)	(5,661)	969		17.1	(5,362)	(5,856)	(5,924)
Indirect	(32,448)	(28,944)	3,504		12.1	(19,301)	(25,761)	(25,450)

Total charge-offs	(191,393)	(126,286)	65,107		51.6	(111,722)	(84,947)	(183,535)

Recoveries
Commercial	6,613	6,322	291		4.6	5,536	5,771	6,657
Real estate:
Home equity lines	2,182	2,101	81		3.9	2,323	1,183	1,529
Construction	705	82	623		NM	244	119	755
Residential mortgages	1,328	1,107	221		20.0	1,614	1,413	1,686
Commercial real estate	846	861	(15)		(1.7)	162	41	1,748
Consumer:
Direct	2,484	2,108	376		17.8	2,568	2,453	2,805
Indirect	9,267	10,014	(747)		(7.5)	11,018	11,044	9,754

Total recoveries	23,425	22,595	830		3.7	23,465	22,024	24,934

Net charge-offs	(167,968)	(103,691)	64,277		62.0	(88,257)	(62,923)	(158,601)

Allowance for loan and lease losses - ending	$1,282,504	$1,093,691	$188,813		17.3	$1,050,362	$1,033,939	$1,044,521

Net charge-offs to average loans (annualized)
Commercial	0.35%	0.38%	(0.03)%		(7.3)%	0.42%	0.19%	1.39%
Real estate:
Home equity lines	1.23	0.76	0.47		62.0	0.64	0.43	0.27
Construction	0.20	0.07	0.13		NM	0.04	0.01	0.01
Residential mortgages	0.70	0.24	0.46		NM	0.23	0.15	0.07
Commercial real estate	(0.02)	-	(0.02)		NM	0.02	0.01	0.08
Consumer:
Direct	0.42	0.32	0.10		30.2	0.26	0.33	0.30
Indirect	1.16	0.94	0.22		23.7	0.41	0.73	0.75
Total net charge-offs to total average loans	0.55	0.34	0.21		61.8	0.30	0.21	0.52

Period Ended
Nonaccrual loans
Commercial	$74,463	$74,246	$217		0.3%	$91,895	$118,737	$106,769
Real estate:
Construction	295,335	158,194	137,141		86.7	77,936	54,885	38,646
Residential mortgages [3]	977,077	676,822	300,254		44.4	500,400	392,093	279,458
Commercial real estate	44,502	40,649	3,853		9.5	44,168	47,463	55,365
Consumer loans	39,031	24,880	14,150		56.9	22,401	24,143	23,520

Total nonaccrual loans	1,430,407	974,791	455,616		46.7	736,800	637,321	503,758
Restructured loans	29,851	29,057	794		2.7	27,816	27,772	27,993

Total nonperforming loans	1,460,258	1,003,848	456,410		45.5	764,616	665,093	531,751
Other real estate owned (OREO)	183,753	156,106	27,647		17.7	100,973	74,645	55,460
Other repossessed assets	11,536	9,974	1,562		15.7	7,250	6,202	6,617

Total nonperforming assets	$1,655,547	$1,169,928	$485,619		41.5	$872,839	$745,940	$593,828

Total accruing loans past due 90 days or more	$611,003	$495,384	$115,619		23.3%	$449,038	$369,940	$353,115

Total nonperforming loans to total loans	1.19%	0.83%	0.36%		43.4%	0.64%	0.57%	0.44%
Total nonperforming assets to total loans plus OREO and other repossessed assets	1.35	0.97	0.38		39.2	0.73	0.64	0.49
Allowance to period-end loans	1.05	0.91	0.14		15.4	0.88	0.88	0.86
Allowance to nonperforming loans	87.8	109.0	(21.12)		(19.4)	137.4	155.5	196.4
Allowance to annualized net charge-offs	1.92x	2.66 x	(0.74	) x	(0.28)	2.97 x	4.05 x	1.66 x

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[2]	Amount removed from the allowance for loan losses related to the Company’s election to record $4.1 billion of residential mortgages at fair value.
[3]	Includes home equity lines on nonaccrual status.

SunTrust Banks, Inc. and Subsidiaries

OTHER FINANCIAL DATA (continued)

(Dollars and shares in thousands, except per share data) (Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31				December 31
	Core Deposit Intangible	Mortgage Servicing Rights	Other	Total	Core Deposit Intangible	Mortgage Servicing Rights	Other	Total
OTHER INTANGIBLE ASSET ROLLFORWARD
Balance, beginning of period	$261,161	$724,323	$134,618	$1,120,102	$324,743	$657,604	$140,620	$1,122,967
Amortization	(19,547)	(55,652)	(4,757)	(79,956)	(84,214)	(195,627)	(19,012)	(298,853)
Servicing rights originated	-	141,897	-	141,897	-	503,801	-	503,801
Community Bank of Florida branch acquisition	-	-	-	-	1,085	-	-	1,085
Reclass investment to trading assets	-	-	-	-	-	-	(1,050)	(1,050)
Purchase of GenSpring (formerly AMA, LLC) minority shares	-	-	-	-	-	-	5,072	5,072
Sale/securitization of mortgage servicing rights	-	(59)	-	(59)	-	(155,269)	-	(155,269)
Issuance of noncompete agreement	-	-	-	-	-	-	4,231	4,231

Balance December 31, 2006	$241,614	$810,509	$129,861	$1,181,984	$241,614	$810,509	$129,861	$1,181,984

Balance, beginning of period	$188,372	$995,984	$142,704	$1,327,060	$241,614	$810,509	$129,861	$1,181,984
Amortization	(15,717)	(47,997)	(7,697)	(71,411)	(68,959)	(181,263)	(27,721)	(277,943)
Servicing rights originated	-	142,100	-	142,100	-	639,158	-	639,158
Purchase of GenSpring (formerly AMA, LLC) minority shares	-	-	-	-	-	-	2,205	2,205
Client relationship intangible obtained from GenSpring’s acquisition of TBK Investments, Inc.	-	-	-	-	-	-	6,520	6,520
Client relationship intangible obtained from GenSpring’s acquisition of Inlign Wealth Management	-	-	4,120	4,120	-	-	4,120	4,120
Alpha Equity Management revenue sharing intangible	-	-	1,788	1,788	-	-	1,788	1,788
Intangible assets obtained from sale upon merger of Lighthouse Partners, net[1]	-	-	-	-	-	-	24,142	24,142
Sale/securitization of mortgage servicing rights	-	(40,662)	-	(40,662)	-	(218,979)	-	(218,979)

Balance, December 31, 2007	$172,655	$1,049,425	$140,915	$1,362,995	$172,655	$1,049,425	$140,915	$1,362,995

	Three Months Ended
	December 31 2007	September 30 2007	June 30 2007	March 31 2007	December 31 2006
COMMON SHARE ROLLFORWARD
Beginning balance	348,074	349,053	356,505	354,903	363,868
Common shares issued/exchanged for employee benefit plans, stock option, performance and restricted stock activity	337	483	1,228	2,218	961
Acquisition of treasury stock	-	(1,462)	(8,680)	(616)	(9,926)

Ending balance	348,411	348,074	349,053	356,505	354,903

COMMON STOCK REPURCHASE ACTIVITY
Number of common shares repurchased [2]	12	1,472	8,715	653	9,962
Average price per share of repurchased common shares	$69.31	$81.00	$87.02	$82.83	$77.76
Total cost to acquire treasury shares	$-	$-	$853,386	$-	$870,669
Maximum number of common shares that may yet be purchased under plans or programs [3]	30,000	30,000	2,471	11,151	11,767

[1]

During the first quarter of 2007 SunTrust merged its wholly-owned subsidiary, Lighthouse Partners, into Lighthouse Investment Partners, LLC in exchange for a minority interest in Lighthouse Investment Partners, LLC and a revenue-sharing agreement. This transaction resulted in a $7.9 million decrease in existing intangible assets and a new intangible asset of $32.0 million.

[2]

This figure includes shares repurchased pursuant to SunTrust’s employee stock option plans, pursuant to which participants may pay the exercise price upon exercise of SunTrust stock options by surrendering shares of SunTrust common stock which the participant already owns.

[3]

In August 2006, the Board authorized the Company to repurchase up to an additional $1 billion or 13,333,334 shares of the Company’s Common Stock, under which authority the Company repurchased 9,926,589 shares during 2006 under an Accelerated Share Repurchase Agreement (“ASR”). The 3,406,745 shares remaining under the August 2006 authorization, combined with 8,360,000 shares remaining under Board authorization from April 2006, left the Company with authorization to repurchase up to 11,766,745 shares as of January 1, 2007. The Company completed the aforementioned ASR with the repurchase of 615,514 shares during the first quarter of 2007. During 2007, the Company entered into a second ASR, as announced in the Company’s 8-K filing on June 7, 2007, by repurchasing 8,022,254 shares during the second quarter of 2007. This ASR was completed in the third quarter of 2007 when the Company received, without additional payment, an additional 1,462,091 shares. On August 14, 2007, the Board of Directors authorized the Company to repurchase up to 30 million shares of common stock and specified that such authorization replaced (terminated) existing unused authorizations.

SunTrust Banks, Inc. and Subsidiaries

RECONCILEMENT OF NON-GAAP MEASURES

APPENDIX A TO THE EARNINGS RELEASE

(Dollars in thousands) (Unaudited)

	Three Months Ended					Twelve Months Ended
	December 31 2007	September 30 2007	June 30 2007	March 31 2007	December 31 2006	December 31 2007	December 31 2006
NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE
Net income	$11,124	$420,164	$681,431	$521,296	$506,354	$1,634,015	$2,117,471
Securities (gains)/losses, net of tax	(3,530)	(614)	(146,575)	(12)	(21,934)	(150,733)	31,296

Net income excluding net securities gains and losses, net of tax	7,594	419,550	534,856	521,284	484,420	1,483,282	2,148,767
The Coca-Cola Company dividend, net of tax	(13,206)	(13,210)	(13,218)	(14,580)	(13,316)	(54,214)	(53,267)

Net income/(loss) excluding net securities (gains)/losses, net of tax and The Coca-Cola Company dividend	(5,612)	406,340	521,638	506,704	471,104	1,429,068	2,095,500
Preferred dividends	7,867	7,526	7,519	7,363	7,729	30,275	7,729

Net income/(loss) available to common shareholders excluding net securities (gains)/losses and The Coca-Cola Company dividend	($13,479)	$398,814	$514,119	$499,341	$463,375	$1,398,793	$2,087,771

Total average assets	$175,130,464	$174,653,377	$179,996,457	$181,506,369	$182,343,274	$177,795,518	$180,315,146
Average net unrealized securities gains	(2,408,596)	(2,091,892)	(2,398,651)	(2,305,306)	(1,965,367)	(2,300,821)	(1,620,509)

Average assets less net unrealized securities gains	$172,721,868	$172,561,485	$177,597,806	$179,201,063	$180,377,907	$175,494,697	$178,694,637
Total average common shareholders’ equity	$17,532,786	$17,050,182	$17,428,101	$17,220,384	$17,655,469	$17,308,013	$17,394,685
Average accumulated other comprehensive income	(1,292,785)	(998,561)	(1,206,487)	(1,074,497)	(1,202,004)	(1,143,284)	(975,952)

Total average realized common shareholders’ equity	$16,240,001	$16,051,621	$16,221,614	$16,145,887	$16,453,465	$16,164,729	$16,418,733

Return on average total assets	0.03%	0.95%	1.52%	1.16%	1.10%	0.92%	1.17%
Impact of excluding net realized and unrealized securities (gains)/losses and The Coca-Cola Company dividend	(0.04)	(0.02)	(0.34)	(0.01)	(0.06)	(0.11)	—

Return on average total assets less net unrealized securities gains [1]	(0.01)%	0.93%	1.18%	1.15%	1.04%	0.81%	1.17%

Return on average common shareholders’ equity	0.07%	9.60%	15.51%	12.10%	11.20%	9.27%	12.13%
Impact of excluding net realized and unrealized securities (gains)/losses and The Coca-Cola Company dividend	(0.40)	0.26	(2.80)	0.44	(0.03)	(0.62)	0.59

Return on average realized common shareholders’ equity [2]	(0.33)%	9.86%	12.71%	12.54%	11.17%	8.65%	12.72%

Efficiency ratio [3]	82.19%	63.35%	52.69%	59.79%	59.67%	63.43%	59.39%
Impact of excluding amortization of intangible assets other than mortgage servicing rights (“MSRs”)	(1.33)	(1.22)	(1.05)	(1.14)	(1.18)	(1.17)	(1.26)
Tangible efficiency ratio [4]	80.86%	62.13%	51.64%	58.65%	58.49%	62.26%	58.13%

Total shareholders’ equity	$18,052,518	$17,907,247	$17,368,853	$17,968,538	$17,813,606
Goodwill	(6,921,493)	(6,912,110)	(6,897,050)	(6,896,723)	(6,889,860)
Other intangible assets including MSRs	(1,362,995)	(1,327,060)	(1,290,460)	(1,293,457)	(1,181,984)
MSRs	1,049,426	995,984	942,012	921,255	810,510
Tangible equity	$10,817,456	$10,664,061	$10,123,355	$10,699,613	$10,552,272

Total assets	$179,573,933	$175,857,229	$180,314,372	$186,384,841	$182,161,609
Goodwill	(6,921,493)	(6,912,110)	(6,897,050)	(6,896,723)	(6,889,860)
Other intangible assets including MSRs	(1,362,995)	(1,327,060)	(1,290,460)	(1,293,457)	(1,181,984)
Mortgage servicing rights	1,049,426	995,984	942,012	921,255	810,510
Tangible assets	$172,338,871	$168,614,043	$173,068,874	$179,115,916	$174,900,275

Tangible equity to tangible assets [5]	6.28%	6.32%	5.85%	5.97%	6.03%

Net interest income	$1,167,513	$1,192,188	$1,195,284	$1,164,559	$1,161,289	$4,719,544	$4,660,465
Taxable-equivalent adjustment	27,244	27,055	24,668	23,713	23,877	102,680	87,966

Net interest income - FTE	1,194,757	1,219,243	1,219,952	1,188,272	1,185,166	4,822,224	4,748,431
Noninterest income	576,017	819,139	1,154,622	878,906	882,566	3,428,684	3,468,372

Total revenue - FTE	$1,770,774	$2,038,382	$2,374,574	$2,067,178	$2,067,732	$8,250,908	$8,216,803

	Twelve Months Ended
	December 31 2007	December 31 2006	Increase/ (Decrease)
			Amount	%
SELECTED NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE
Noninterest expense	$5,233,777	$4,879,860	$353,917	7.3%
Compensation expense related to fair valued mortgage loans	(78,390)	—
Leverage lease reserve reversal	—	10,923
E2 initial implementation costs	(61,700)	(13,378)
Decrease in accrued liability associated with a capital instrument	33,552	—
Affordable housing divestitures	(63,472)	(14,814)
Visa litigation	(76,930)	—

Adjusted noninterest expense [6]	$4,986,837	$4,862,591	$124,246	2.6%

[1]

SunTrust presents a return on average assets less net unrealized gains on securities. The foregoing numbers primarily reflect adjustments to remove the effects of the Company’s securities portfolio which includes the ownership by the Company of 43.6 million shares of The Coca-Cola Company as of December 31, 2007. The Company uses this information internally to gauge its actual performance in the industry. The Company believes that the return on average assets less the net unrealized securities gains is more indicative of the Company’s return on assets because it more accurately reflects the return on the assets that are related to the Company’s core businesses which are primarily customer relationship and customer transaction driven. The return on average assets less net unrealized gains on securities is computed by dividing annualized net income, excluding securities gains/losses and The Coca-Cola Company dividend, net of tax, by average assets less net unrealized securities gains.

[2]

The Company believes that the return on average realized common shareholders’ equity is more indicative of the Company’s return on equity because the excluded equity relates primarily to the long term holding of a specific security. The return on average realized common shareholders’ equity is computed by dividing annualized net income available to common shareholders, excluding securities gains/losses and The Coca -Cola Company dividend, net of tax, by average realized common shareholders’ equity.

[3]

Computed by dividing noninterest expense by total revenue - FTE. The efficiency ratios are presented on an FTE basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[4]

SunTrust presents a tangible efficiency ratio which excludes the amortization of intangible assets other than mortgage servicing rights. The Company believes this measure is useful to investors because, by removing the effect of these intangible asset costs (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.

[5]

SunTrust presents a tangible equity to tangible assets ratio that excludes the impact of purchase accounting intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. This measure is used by management to analyze capital adequacy.

[6]

SunTrust presents noninterest expense on a basis that excludes certain significant non-core expense items because the Company believes the exclusion of these items is more indicative of normalized operations.

SunTrust Banks, Inc. and Subsidiaries

QUARTER-TO-QUARTER COMPARISON - ACTUAL

APPENDIX B TO THE EARNINGS RELEASE

(Dollars in thousands) (Unaudited)

	Three Months Ended
	December 31 2007	September 30 2007	Increase/(Decrease)		Sequential Annualized [1] %	December 31 2007	December 31 2006	Increase/(Decrease)
			Amount	%				Amount	%
STATEMENTS OF INCOME

NET INTEREST INCOME	$1,167,513	$1,192,188	($24,675)	(2.1)%	(8.3)%	$1,167,513	$1,161,289	$6,224	0.5%
Provision for loan losses	356,781	147,020	209,761	NM	NM	356,781	115,806	240,975	NM

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	810,732	1,045,168	(234,436)	(22.4)	(89.7)	810,732	1,045,483	(234,751)	(22.5)

NONINTEREST INCOME
Service charges on deposit accounts	222,213	213,939	8,274	3.9	15.5	222,213	191,628	30,585	16.0
Trust and investment management income	170,854	175,242	(4,388)	(2.5)	(10.0)	170,854	169,248	1,606	0.9
Retail investment services	71,650	71,064	586	0.8	3.3	71,650	65,000	6,650	10.2
Other charges and fees	121,849	120,730	1,119	0.9	3.7	121,849	122,386	(537)	(0.4)
Investment banking income	55,041	47,688	7,353	15.4	61.7	55,041	71,211	(16,170)	(22.7)
Trading account profits/(losses) and commissions	(437,162)	(31,187)	(405,975)	NM	NM	(437,162)	9,586	(446,748)	NM
Card fees	77,481	70,450	7,031	10.0	39.9	77,481	64,187	13,294	20.7
Mortgage production related income	22,366	12,950	9,416	72.7	NM	22,366	47,476	(25,110)	(52.9)
Mortgage servicing related income	57,364	57,142	222	0.4	NM	57,364	8,994	48,370	NM
Net gain on sale/leaseback of premises	118,840	-	118,840	NM	NM	118,840	-	118,840	NM
Other noninterest income	89,827	80,130	9,697	12.1	48.4	89,827	97,473	(7,646)	(7.8)
Net securities gains/(losses)	5,694	991	4,703	NM	NM	5,694	35,377	(29,683)	(83.9)

Total noninterest income	576,017	819,139	(243,122)	(29.7)	NM	576,017	882,566	(306,549)	(34.7)

NONINTEREST EXPENSE
Employee compensation and benefits	682,810	677,765	5,045	0.7	3.0	682,810	657,093	25,717	3.9
Net occupancy expense	92,705	87,626	5,079	5.8	23.2	92,705	85,846	6,859	8.0
Outside processing and software	105,407	105,132	275	0.3	1.0	105,407	101,538	3,869	3.8
Equipment expense	51,734	51,532	202	0.4	1.6	51,734	49,234	2,500	5.1
Marketing and customer development	59,115	46,897	12,218	26.1	NM	59,115	45,249	13,866	30.6
Amortization of intangible assets	23,414	24,820	(1,406)	(5.7)	(22.7)	23,414	24,304	(890)	(3.7)
Loss on extinguishment of debt	-	9,800	(9,800)	(100.0)	NM	-	11,665	(11,665)	(100.0)
Visa litigation	76,930	-	76,930	NM	NM	76,930	-	76,930	NM
Other noninterest expense	363,226	287,673	75,553	26.3	NM	363,226	258,848	104,378	40.3

Total noninterest expense	1,455,341	1,291,245	164,096	12.7	50.8	1,455,341	1,233,777	221,564	18.0

INCOME/(LOSS) BEFORE INCOME TAXES	(68,592)	573,062	(641,654)	NM	NM	(68,592)	694,272	(762,864)	NM
Provision/(benefit) for income taxes	(79,716)	152,898	(232,614)	NM	NM	(79,716)	187,918	(267,634)	NM

NET INCOME	11,124	420,164	(409,040)	(97.4)	NM	11,124	506,354	(495,230)	(97.8)
Preferred dividends	7,867	7,526	341	4.5	18.1	7,867	7,729	138	1.8

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$3,257	$412,638	($409,381)	(99.2)	NM	$3,257	$498,625	($495,368)	(99.3)

REVENUE
Net interest income	$1,167,513	$1,192,188	($24,675)	(2.1)%	(8.3)%	$1,167,513	$1,161,289	$6,224	0.5%

Taxable-equivalent adjustment	27,244	27,055	189	0.7	2.8	27,244	23,877	3,367	14.1

Net interest income - FTE	1,194,757	1,219,243	(24,486)	(2.0)	(8.0)	1,194,757	1,185,166	9,591	0.8
Noninterest income	576,017	819,139	(243,122)	(29.7)	NM	576,017	882,566	(306,549)	(34.7)

Total revenue - FTE	$1,770,774	$2,038,382	($267,608)	(13.1)	(52.5)	$1,770,774	$2,067,732	($296,958)	(14.4)

SELECTED AVERAGE BALANCES (Dollars in millions)

Average loans
Commercial-FTE	$34,879	$34,248	$631	1.8%	7.4%	$34,879	$33,965	$914	2.7%
Real estate home equity lines	14,395	14,133	262	1.9	7.4	14,395	13,723	672	4.9
Real estate construction	13,251	13,687	(436)	(3.2)	(12.7)	13,251	13,204	47	0.4
Real estate 1-4 family	31,990	31,004	986	3.2	12.7	31,990	34,345	(2,355)	(6.9)
Real estate commercial	12,892	12,759	133	1.0	4.2	12,892	12,785	107	0.8
Credit card	690	516	174	33.7	NM	690	352	338	95.9
Consumer - direct	3,949	4,368	(419)	(9.6)	(38.3)	3,949	4,116	(167)	(4.1)
Consumer - indirect	7,877	7,966	(89)	(1.1)	(4.5)	7,877	8,232	(355)	(4.3)
Nonaccrual and restructured	1,171	878	293	33.4	NM	1,171	642	529	82.3

Total loans	$121,094	$119,559	$1,535	1.3%	5.1%	$121,094	$121,364	($270)	(0.2)%

Average deposits
Noninterest bearing deposits	$20,948	$21,445	($497)	(2.3)%	(9.3)%	$20,948	$22,578	($1,630)	(7.2)%
NOW accounts	20,737	19,544	1,193	6.1	24.4	20,737	18,441	2,296	12.5
Money market accounts	24,262	22,560	1,702	7.5	30.2	24,262	23,076	1,186	5.1
Savings	4,178	4,457	(279)	(6.3)	(25.0)	4,178	5,437	(1,259)	(23.2)
Consumer and other time	29,524	28,702	822	2.9	11.5	29,524	29,021	503	1.7

Total consumer and commercial deposits	99,649	96,708	2,941	3.0	12.2	99,649	98,553	1,096	1.1
Brokered and foreign deposits	15,717	21,140	(5,423)	(25.7)	NM	15,717	26,124	(10,407)	(39.8)

Total deposits	$115,366	$117,848	($2,482)	(2.1)%	(8.4)%	$115,366	$124,677	($9,311)	(7.5)%

SELECTED CREDIT DATA

Nonaccrual loans	$1,430,407	$974,791	$455,616	46.7%	NM %	$1,430,407	$503,758	$926,649	NM %
Restructured loans	29,851	29,057	794	2.7	10.9	29,851	27,993	1,858	6.6

Total nonperforming loans	1,460,258	1,003,848	456,410	45.5	NM	1,460,258	531,751	928,507	NM
Other real estate owned (OREO)	183,753	156,106	27,647	17.7	70.8	183,753	55,460	128,293	NM
Other repossessed assets	11,536	9,974	1,562	15.7	62.7	11,536	6,617	4,919	74.3

Total nonperforming assets	$1,655,547	$1,169,928	$485,619	41.5%	NM %	$1,655,547	$593,828	$1,061,719	NM %

Allowance for loan and lease losses	$1,282,504	$1,093,691	$188,813	17.3%	69.1%	$1,282,504	$1,044,521	$237,983	22.8%

[1]

Multiply percentage change by 4 to calculate sequential annualized change. Any sequential annualized change over 100 percent is labeled as “NM” because those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

YEAR-TO-DATE COMPARISON - ACTUAL

APPENDIX B TO THE EARNINGS RELEASE, continued

(Dollars in thousands) (Unaudited)

	Twelve Months Ended
	December 31 2007	December 31 2006	Increase/(Decrease)
			Amount	%[1]
STATEMENTS OF INCOME

NET INTEREST INCOME	$4,719,544	$4,660,465	$59,079	1.3%

Provision for loan losses	664,922	262,536	402,386	NM

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,054,622	4,397,929	(343,307)	(7.8)

NONINTEREST INCOME
Service charges on deposit accounts	822,031	763,720	58,311	7.6
Trust and investment management income	685,034	686,865	(1,831)	(0.3)
Retail investment services	278,042	233,974	44,068	18.8
Other charges and fees	479,074	462,063	17,011	3.7
Investment banking income	214,885	230,553	(15,668)	(6.8)
Trading account profits/(losses) and commissions	(361,711)	113,047	(474,758)	NM
Card fees	280,706	247,647	33,059	13.3
Mortgage production related income	90,983	217,428	(126,445)	(58.2)
Mortgage servicing related income	195,436	121,738	73,698	60.5
Net gain on sale upon merger of Lighthouse Partners	32,340	-	32,340	NM
Net gain on sale of Bond Trustee business	-	112,759	(112,759)	(100.0)
Net gain on sale/leaseback of premises	118,840	-	118,840	NM
Other noninterest income	349,907	329,055	20,852	6.3
Net securities gains/(losses)	243,117	(50,477)	293,594	NM

Total noninterest income	3,428,684	3,468,372	(39,688)	(1.1)

NONINTEREST EXPENSE
Employee compensation and benefits	2,770,188	2,725,453	44,735	1.6
Net occupancy expense	351,238	334,213	17,025	5.1
Outside processing and software	410,945	393,576	17,369	4.4
Equipment expense	206,498	197,038	9,460	4.8
Marketing and customer development	195,043	173,205	21,838	12.6
Amortization of intangible assets	96,680	103,226	(6,546)	(6.3)
Loss on extinguishment of debt	9,800	11,665	(1,865)	(16.0)
Visa litigation	76,930	-	76,930	NM
Other noninterest expense	1,116,455	941,484	174,971	18.6

Total noninterest expense	5,233,777	4,879,860	353,917	7.3

INCOME BEFORE INCOME TAXES	2,249,529	2,986,441	(736,912)	(24.7)
Provision for income taxes	615,514	868,970	(253,456)	(29.2)

NET INCOME	1,634,015	2,117,471	(483,456)	(22.8)
Preferred dividends	30,275	7,729	22,546	NM

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,603,740	$2,109,742	($506,002)	(24.0)

REVENUE
Net interest income	$4,719,544	$4,660,465	$59,079	1.3%
Taxable-equivalent adjustment	102,680	87,966	14,714	16.7

Net interest income - FTE	4,822,224	4,748,431	73,793	1.6
Noninterest income	3,428,684	3,468,372	(39,688)	(1.1)

Total revenue - FTE	$8,250,908	$8,216,803	$34,105	0.4

SELECTED AVERAGE BALANCES (Dollars in millions)

Average loans
Commercial-FTE	$34,194	$33,836	$358	1.1%
Real estate home equity lines	14,031	13,565	466	3.4
Real estate construction	13,520	12,334	1,186	9.6
Real estate 1-4 family	31,951	33,524	(1,573)	(4.7)
Real estate commercial	12,803	12,804	(1)	-
Credit card	496	315	181	57.3
Consumer - direct	4,221	4,461	(240)	(5.4)
Consumer - indirect	8,018	8,376	(358)	(4.3)
Nonaccrual and restructured	847	430	417	96.9

Total loans	$120,081	$119,645	$435	0.4%

Average deposits
Noninterest bearing deposits	$21,677	$23,312	($1,635)	(7.0)%
NOW accounts	20,043	17,214	2,828	16.4
Money market accounts	22,677	24,508	(1,831)	(7.5)
Savings	4,609	5,371	(762)	(14.2)
Consumer and other time	29,015	26,770	2,245	8.4

Total consumer and commercial deposits	98,021	97,175	846	0.9
Brokered and foreign deposits	21,856	26,490	(4,634)	(17.5)

Total deposits	$119,877	$123,665	($3,789)	(3.1)%

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

RETAIL LINE OF BUSINESS

(Dollars in thousands)     (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31 2007	December 31 2006	% Change[3]	December 31 2007	December 31 2006	% Change[3]
Statements of Income

Net interest income	$554,149	$591,210	(6.3)%	$2,286,775	$2,344,972	(2.5)%
FTE adjustment	32	41	(22.0)	136	116	17.2

Net interest income - FTE	554,181	591,251	(6.3)	2,286,911	2,345,088	(2.5)
Provision for loan losses[1]	101,183	40,944	NM	266,566	105,985	NM

Net interest income after provision for loan losses - FTE	452,998	550,307	(17.7)	2,020,345	2,239,103	(9.8)

Noninterest income before securities gains/(losses)	292,418	257,962	13.4	1,103,870	1,050,858	5.0
Securities gains/(losses), net	-	(3)	(100.0)	3	(3)	NM

Total noninterest income	292,418	257,959	13.4	1,103,873	1,050,855	5.0

Noninterest expense before amortization of intangible assets	533,542	511,977	4.2	2,112,887	2,080,549	1.6
Amortization of intangible assets	15,707	19,538	(19.6)	68,917	84,168	(18.1)

Total noninterest expense	549,249	531,515	3.3	2,181,804	2,164,717	0.8

Income before provision for income taxes	196,167	276,751	(29.1)	942,414	1,125,241	(16.2)
Provision for income taxes	69,761	100,188	(30.4)	340,147	409,549	(16.9)
FTE adjustment	32	41	(22.0)	136	116	17.2

Net income	$126,374	$176,522	(28.4)	$602,131	$715,576	(15.9)

Total revenue - FTE	$846,599	$849,210	(0.3)	$3,390,784	$3,395,943	(0.2)

Selected Average Balances

Total loans	$31,953,928	$31,029,722	3.0%	$31,712,896	$30,888,055	2.7%
Goodwill	4,893,544	4,897,138	(0.1)	4,895,165	4,891,911	0.1
Other intangible assets excluding MSRs	177,747	249,811	(28.8)	203,371	280,829	(27.6)
Total assets	38,532,232	37,480,928	2.8	38,007,827	37,772,328	0.6
Total deposits	67,537,884	69,541,644	(2.9)	68,236,072	68,997,610	(1.1)

Shareholders’ equity is not allocated at this time [2]

Performance Ratios

Efficiency ratio	64.88%	62.59%		64.35%	63.74%
Impact of excluding amortization of intangible assets	(5.84)	(6.06)		(5.90)	(6.27)

Tangible efficiency ratio	59.04%	56.53%		58.45%	57.47%

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]

Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

COMMERCIAL LINE OF BUSINESS

(Dollars in thousands)     (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31 2007	December 31 2006	% Change[3]	December 31 2007	December 31 2006	% Change[3]
Statements of Income
Net interest income	$212,617	$228,637	(7.0)%	$870,321	$916,699	(5.1)%
FTE adjustment	8,939	10,570	(15.4)	37,144	40,942	(9.3)

Net interest income-FTE	221,556	239,207	(7.4)	907,465	957,641	(5.2)
Provision for loan losses[1]	8,506	2,493	NM	22,187	9,701	NM

Net interest income after provision for loan losses-FTE	213,050	236,714	(10.0)	885,278	947,940	(6.6)

Noninterest income before securities gains/(losses)	78,930	72,250	9.2	298,564	284,053	5.1
Securities gains/(losses), net	-	-	-	-	-	-

Total noninterest income	78,930	72,250	9.2	298,564	284,053	5.1

Noninterest expense before amortization of intangible assets	220,319	175,818	25.3	721,215	679,725	6.1
Amortization of intangible assets	-	-	-	-	-	-

Total noninterest expense	220,319	175,818	25.3	721,215	679,725	6.1

Income before provision/(benefit) for income taxes	71,661	133,146	(46.2)	462,627	552,268	(16.2)
Provision/(benefit) for income taxes	(5,861)	16,730	NM	52,388	86,869	(39.7)
FTE adjustment	8,939	10,570	(15.4)	37,144	40,942	(9.3)

Net income	$68,583	$105,846	(35.2)	$373,095	$424,457	(12.1)

Total revenue-FTE	$300,486	$311,457	(3.5)	$1,206,029	$1,241,694	(2.9)
Selected Average Balances
Total loans	$32,793,163	$32,695,543	0.3%	$32,980,016	$32,532,812	1.4%
Goodwill	1,272,574	1,263,946	0.7	1,264,935	1,263,760	0.1
Other intangible assets excluding MSRs	-	-	-	-	-	-
Total assets	35,248,142	35,181,220	0.2	35,415,346	35,000,439	1.2
Total deposits	15,082,083	14,231,977	6.0	14,408,278	13,799,301	4.4
Shareholders’ equity is not allocated at this time [2]
Performance Ratios
Efficiency ratio	73.32%	56.45%		59.80%	54.74%
Impact of excluding amortization of intangible assets	(3.34)	(2.40)		(2.63)	(2.31)

Tangible efficiency ratio	69.98%	54.05%		57.17%	52.43%

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]

Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

CORPORATE AND INVESTMENT BANKING LINE OF BUSINESS

(Dollars in thousands)     (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31 2007	December 31 2006	% Change[3]	December 31 2007	December 31 2006	% Change[3]
Statements of Income
Net interest income	$42,353	$45,032	(5.9)%	$174,848	$203,132	(13.9)%
FTE adjustment	13,535	9,271	46.0	47,481	31,449	51.0

Net interest income-FTE	55,888	54,303	2.9	222,329	234,581	(5.2)
Provision for loan losses[1]	7,277	108,979	(93.3)	37,722	113,933	(66.9)

Net interest income after provision for loan losses-FTE	48,611	(54,676)	NM	184,607	120,648	53.0

Noninterest income before securities gains/(losses)	(13,800)	210,299	NM	377,980	667,930	(43.4)
Securities gains/(losses), net	-	-	-	-	(360)	(100.0)

Total noninterest income	(13,800)	210,299	NM	377,980	667,570	(43.4)

Noninterest expense before amortization of intangible assets	121,741	124,311	(2.1)	489,274	491,860	(0.5)
Amortization of intangible assets	122	122	-	488	488	-

Total noninterest expense	121,863	124,433	(2.1)	489,762	492,348	(0.5)

Income/(loss) before provision/(benefit) for income taxes	(87,052)	31,190	NM	72,825	295,870	(75.4)
Provision/(benefit) for income taxes	(46,322)	(2,563)	NM	(20,254)	74,266	NM
FTE adjustment	13,535	9,271	46.0	47,481	31,449	51.0

Net income/(loss)	($54,265)	$24,482	NM	$45,598	$190,155	(76.0)

Total revenue-FTE	$42,088	$264,602	(84.1)	$600,309	$902,151	(33.5)
Selected Average Balances
Total loans	$16,492,416	$16,550,880	(0.4)%	$15,990,281	$16,409,685	(2.6)%
Goodwill	147,459	147,552	(0.1)	147,465	147,571	(0.1)
Other intangible assets excluding MSRs	919	1,402	(34.5)	1,101	1,840	(40.2)
Total assets	25,621,440	24,418,181	4.9	24,353,571	23,881,973	2.0
Total deposits	5,229,686	2,867,542	82.4	3,574,330	3,104,984	15.1
Shareholders’ equity is not allocated at this time [2]
Performance Ratios
Efficiency ratio	289.54%	47.03%		81.58%	54.57%
Impact of excluding amortization of intangible assets	(11.34)	(0.34)		(0.95)	(0.44)

Tangible efficiency ratio	278.20%	46.69%		80.63%	54.13%

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]

Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

MORTGAGE LINE OF BUSINESS

(Dollars in thousands)     (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31 2007	December 31 2006	% Change[3]	December 31 2007	December 31 2006	% Change[3]
Statements of Income
Net interest income	$129,322	$149,452	(13.5)%	$527,079	$603,116	(12.6)%
FTE adjustment	-	-	-	-	-	-

Net interest income-FTE	129,322	149,452	(13.5)	527,079	603,116	(12.6)
Provision for loan losses [1]	46,163	3,013	NM	81,157	8,748	NM

Net interest income after provision for loan losses-FTE	83,159	146,439	(43.2)	445,922	594,368	(25.0)

Noninterest income before securities gains/(losses)	100,387	56,220	78.6	365,746	375,057	(2.5)
Securities gains/(losses), net	-	4,367	(100.0)	-	4,367	(100.0)

Total noninterest income	100,387	60,587	65.7	365,746	379,424	(3.6)

Noninterest expense before amortization of intangible assets	237,627	147,470	61.1	820,740	598,617	37.1
Amortization of intangible assets	763	763	-	3,053	3,053	-

Total noninterest expense	238,390	148,233	60.8	823,793	601,670	36.9

Income/(loss) before provision/(benefit) for income taxes	(54,844)	58,793	NM	(12,125)	372,122	NM
Provision/(benefit) for income taxes	(24,848)	16,892	NM	(20,053)	126,413	NM
FTE adjustment	-	-	-	-	-	-

Net income/(loss)	($29,996)	$41,901	NM	$7,928	$245,709	(96.8)

Total revenue-FTE	$229,709	$210,039	9.4	$892,825	$982,540	(9.1)
Selected Average Balances
Total loans	$31,328,575	$32,330,762	(3.1)%	$30,805,460	$31,232,994	(1.4)%
Goodwill	276,598	275,557	0.4	276,459	269,374	2.6
Other intangible assets excluding MSRs	2,014	5,034	(60.0)	3,151	6,173	(49.0)
Total assets	44,820,010	44,535,299	0.6	45,554,333	42,014,601	8.4
Total deposits	2,048,331	1,949,280	5.1	2,136,678	1,810,720	18.0
Shareholders’ equity is not allocated at this time [2]
Performance Ratios
Efficiency ratio	103.78%	70.57%		92.27%	61.24%
Impact of excluding amortization of intangible assets	(1.73)	(1.37)		(1.59)	(1.05)

Tangible efficiency ratio	102.05%	69.20%		90.68%	60.19%

Other Information
Production Data
Channel mix
Retail	$4,937,847	$6,101,389	(19.1)%	$23,190,416	$23,894,336	(2.9)%
Wholesale	5,128,463	5,629,254	(8.9)	21,604,003	19,455,346	11.0
Correspondent	2,879,608	3,327,698	(13.5)	13,552,369	12,027,244	12.7

Total production	$12,945,918	$15,058,341	(14.0)	$58,346,788	$55,376,926	5.4

Channel mix-percent
Retail	38%	41%		40%	43%
Wholesale	40	37		37	35
Correspondent	22	22		23	22

Total production	100%	100%		100%	100%

Purchase and refinance mix
Refinance	$5,518,486	$7,023,225	(21.4)	$25,073,101	$21,185,623	18.3
Purchase	7,427,432	8,035,116	(7.6)	33,273,687	34,191,303	(2.7)

Total production	$12,945,918	$15,058,341	(14.0)	$58,346,788	$55,376,926	5.4

Purchase and refinance mix-percent
Refinance	43%	47%		43%	38%
Purchase	57	53		57	62

Total production	100%	100%		100%	100%

Applications	$21,676,536	$23,049,540	(6.0)	$91,892,599	$86,958,077	5.7
Mortgage Servicing Data (End of Period)
Total loans serviced	$149,857,226	$129,976,337	15.3%
Total loans serviced for others	114,635,081	91,543,434	25.2
Net carrying value of MSRs	1,049,426	810,509	29.5
Ratio of net carrying value of MSRs to total loans serviced for others	0.915%	0.885%

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]

Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

WEALTH AND INVESTMENT MANAGEMENT LINE OF BUSINESS

(Dollars in thousands)     (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31 2007	December 31 2006	% Change[3]	December 31 2007	December 31 2006	% Change[3]
Statements of Income

Net interest income	$84,362	$94,339	(10.6)%	$347,052	$369,484	(6.1)%
FTE adjustment	13	18	(27.8)	54	71	(23.9)

Net interest income - FTE	84,375	94,357	(10.6)	347,106	369,555	(6.1)
Provision for loan losses [1]	2,594	2,017	28.6	8,519	3,696	NM

Net interest income after provision for loan losses - FTE	81,781	92,340	(11.4)	338,587	365,859	(7.5)

Noninterest income before securities gains/(losses)	17,314	252,130	(93.1)	807,947	1,096,116	(26.3)
Securities gains/(losses), net	-	(16)	(100.0)	8	(70)	NM

Total noninterest income	17,314	252,114	(93.1)	807,955	1,096,046	(26.3)

Noninterest expense before amortization of intangible assets	242,005	243,999	(0.8)	985,147	986,977	(0.2)
Amortization of intangible assets	6,719	3,662	83.5	23,456	14,630	60.3

Total noninterest expense	248,724	247,661	0.4	1,008,603	1,001,607	0.7

Income/(loss) before provision/(benefit) for income taxes	(149,629)	96,793	NM	137,939	460,298	(70.0)
Provision/(benefit) for income taxes	(52,793)	35,645	NM	52,989	171,070	(69.0)
FTE adjustment	13	18	(27.8)	54	71	(23.9)

Net income/(loss)	($96,849)	$61,130	NM	$84,896	$289,157	(70.6)

Total revenue - FTE	$101,689	$346,471	(70.7)	$1,155,061	$1,465,601	(21.2)

Selected Average Balances

Total loans	$7,795,906	$8,200,195	(4.9)%	$7,965,365	$8,135,370	(2.1)%
Goodwill	322,505	307,535	4.9	316,366	304,497	3.9
Other intangible assets excluding MSRs	131,775	120,649	9.2	129,995	122,729	5.9
Total assets	8,836,208	9,037,040	(2.2)	8,901,646	8,933,309	(0.4)
Total deposits	9,861,019	10,047,149	(1.9)	9,780,563	9,477,307	3.2

Shareholders’ equity is not allocated at this time [2]

Performance Ratios

Efficiency ratio	244.59%	71.48%		87.32%	68.34%
Impact of excluding amortization of intangible assets	(18.01)	(2.00)		(3.45)	(1.84)

Tangible efficiency ratio	226.58%	69.48%		83.87%	66.50%

Other Information (End of Period)

Assets under administration
Managed (discretionary) assets	$142,844,803	$141,295,195	1.1%
Non-managed assets	60,903,024	57,729,842	5.5

Total assets under administration	203,747,827	199,025,037	2.4

Brokerage assets	41,576,425	39,255,777	5.9
Corporate trust assets	4,742,003	7,819,848	(39.4)

Total assets under advisement	$250,066,255	$246,100,662	1.6

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]

Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

CORPORATE OTHER AND TREASURY

(Dollars in thousands)     (Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31 2007		December 31 2006	% Change[2]	December 31 2007	December 31 2006	% Change[2]
Statements of Income

Net interest income	$144,710		$52,619	NM %	$513,469	$223,062	NM %
FTE adjustment	4,725		3,977	18.8	17,865	15,388	16.1

Net interest income - FTE	149,435		56,596	NM	531,334	238,450	NM
Provision for loan losses[1]	191,058		(41,640)	NM	248,771	20,473	NM

Net interest income after provision for loan losses - FTE	(41,623)		98,236	NM	282,563	217,977	29.6

Noninterest income before securities gains/(losses)	95,074		(1,672)	NM	231,460	44,835	NM
Securities gains/(losses), net	5,694		31,029	(81.6)	243,106	(54,411)	NM

Total noninterest income	100,768		29,357	NM	474,566	(9,576)	NM

Noninterest expense before amortization of intangible assets	76,693		5,898	NM	7,834	(61,094)	NM
Amortization of intangible assets	103		219	(53.0)	766	887	(13.6)

Total noninterest expense	76,796		6,117	NM	8,600	(60,207)	NM

Income/(loss) before provision/(benefit) for income taxes	(17,651)		121,476	NM	748,529	268,608	NM
Provision/(benefit) for income taxes	(19,653)		21,026	NM	210,297	803	NM
FTE adjustment	4,725		3,977	18.8	17,865	15,388	16.1

Net income/(loss)	($2,723)		$96,473	NM	$520,367	$252,417	NM

Total revenue - FTE	$250,203		$85,953	NM	$1,005,900	$228,874	NM

Measures excluding securities gains/(losses), net [3]

Total revenue - FTE	$250,203		$85,953	NM	$1,005,900	$228,874	NM
Securities (gains)/losses, net	(5,694)		(31,029)	(81.6)	(243,106)	54,411	NM

Total revenue - FTE excluding net securities (gains)/losses	$244,509		$54,924	NM	$762,794	$283,285	NM

Net income/(loss)	($2,723)		$96,473	NM	$520,367	$252,417	NM
Securities (gains)/losses, net of tax	(3,530)		(19,238)	(81.6)	(150,726)	33,735	NM

Net income/(loss) excluding net securities (gains)/losses, net of tax	($6,253)		$77,235	NM	$369,641	$286,152	29.2

Selected Average Balances

Total loans	$730,354		$556,735	31.2%	$626,533	$446,247	40.4%
Securities available for sale	13,715,798		22,998,944	(40.4)	17,197,201	24,276,341	(29.2)
Goodwill	(36)		4,771	NM	5,400	6,897	(21.7)
Other intangible assets excluding MSRs	4,580		5,403	(15.2)	4,869	5,733	(15.1)
Total assets	22,072,432		31,690,606	(30.4)	25,562,795	32,712,496	(21.9)

Total deposits (mainly brokered and foreign)	15,606,504		26,039,507	(40.1)	21,740,646	26,475,572	(17.9)

	December 31 2007		September 30 2007

Other Information

Duration of investment portfolio	3.8%		4.6%

Accounting net interest income interest rate sensitivity [4]:
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months	0.1%		0.6%
Instantaneous 100 bp decrease in rates over next 12 months	(0.8	) %	(0.9)%

Economic net interest income interest rate sensitivity [4]:
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months	(1.0	) %	(0.6)%
Instantaneous 100 bp decrease in rates over next 12 months	0.3%		0.2%

[1]	Provision for loan losses represents difference between net charge-offs for the lines of business and consolidated provision for loan losses.
[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[3]

SunTrust presents total revenue excluding realized securities gains/losses. The Company believes total revenue without the securities gains/losses is more indicative of the Company’s performance because it isolates income that is primarily customer relationship and customer transaction driven.

[4]

The recognition of interest rate sensitivity from an accounting perspective is different from the economic perspective due to the election of fair value accounting for the related interest rate swaps. The net interest income sensitivity profile from an economic perspective assumes the net interest payments from the related swaps were included in margin.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED - SEGMENT TOTALS

(Dollars in thousands)     (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31 2007	December 31 2006	% Change[1]	December 31 2007	December 31 2006	% Change[1]

Statements of Income

Net interest income	$1,167,513	$1,161,289	0.5%	$4,719,544	$4,660,465	1.3%
FTE adjustment	27,244	23,877	14.1	102,680	87,966	16.7

Net interest income - FTE	1,194,757	1,185,166	0.8	4,822,224	4,748,431	1.6
Provision for loan losses	356,781	115,806	NM	664,922	262,536	NM

Net interest income after provision for loan losses - FTE	837,976	1,069,360	(21.6)	4,157,302	4,485,895	(7.3)

Noninterest income before securities gains/(losses)	570,323	847,189	(32.7)	3,185,567	3,518,849	(9.5)
Securities gains/(losses), net	5,694	35,377	(83.9)	243,117	(50,477)	NM

Total noninterest income	576,017	882,566	(34.7)	3,428,684	3,468,372	(1.1)

Noninterest expense before amortization of intangible assets	1,431,927	1,209,473	18.4	5,137,097	4,776,634	7.5
Amortization of intangible assets	23,414	24,304	(3.7)	96,680	103,226	(6.3)

Total noninterest expense	1,455,341	1,233,777	18.0	5,233,777	4,879,860	7.3

Income/(loss) before provision/(benefit) for income taxes	(41,348)	718,149	NM	2,352,209	3,074,407	(23.5)
Provision/(benefit) for income taxes	(79,716)	187,918	NM	615,514	868,970	(29.2)
FTE adjustment	27,244	23,877	14.1	102,680	87,966	16.7

Net income	$11,124	$506,354	(97.8)	$1,634,015	$2,117,471	(22.8)

Total revenue - FTE	$1,770,774	$2,067,732	(14.4)	$8,250,908	$8,216,803	0.4

Selected Average Balances

Total loans	$121,094,342	$121,363,837	(0.2)%	$120,080,551	$119,645,163	0.4%
Goodwill	6,912,644	6,896,499	0.2	6,905,790	6,884,010	0.3
Other intangible assets excluding MSRs	317,035	382,299	(17.1)	342,487	417,304	(17.9)
Total assets	175,130,464	182,343,274	(4.0)	177,795,518	180,315,146	(1.4)
Total deposits	115,365,507	124,677,099	(7.5)	119,876,567	123,665,494	(3.1)

Performance Ratios

Efficiency ratio	82.19%	59.67%		63.43%	59.39%
Impact of excluding amortization of intangible assets	(1.33)	(1.18)		(1.17)	(1.26)

Tangible efficiency ratio	80.86%	58.49%		62.26%	58.13%

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.